                                                                    EXHIBIT 10.7

                               LAKESIDE COMMONS

                          STANDARD TENANCY AGREEMENT



                           LAKESIDE COMMONS PARTNERS


                                      AND


               AMERICAN SCHOOLS OF PROFESSIONAL PSYCHOLOGY, INC.
               -------------------------------------------------

                                   as Tenant


                               DECEMBER 4, 1992
                               ----------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                                               PAGE
                                                                                                               ----
ARTICLE 1.00   BASIC AGREEMENT TERMS ..........................................................................   1

         1.01     Parties .....................................................................................   1
         1.02     Leased Premises..............................................................................   1
         1.03     Term.........................................................................................   1
         1.04     Base Rent and Security Deposit...............................................................   1
         1.05     Addresses....................................................................................   2
         1.06     Permitted Use................................................................................   2

ARTICLE 2.0   RENT ............................................................................................   2

         2.01     Base Rent....................................................................................   2
         2.02     Operating Expenses...........................................................................   2
         2.03     Definition of Operating Expenses.............................................................   3
         2.04     Late Payment Charge..........................................................................   4
         2.05     Increase In Insurance Premiums...............................................................   4
         2.06     Security Deposit.............................................................................   4
         2.07     Holding Over.................................................................................   4
         2.08     Rent Control.................................................................................   5
         2.09     Default......................................................................................   5

ARTICLE 3.00   OCCUPANCY AND USE...............................................................................   5

         3.01     Use..........................................................................................   5
         3.02     Signs........................................................................................   5
         3.03     Compliance with Laws, Rules and Regulations.................................................... 5
         3.04     Warranty of Possession.......................................................................   5
         3.05     Inspection...................................................................................   5

ARTICLE 4.00  UTILITIES AND SERVICE............................................................................   6

         4.01     Building Services............................................................................   6
         4.02     Providing of Utilities and Services Upon Default.............................................   7
         4.03     Janitorial Service...........................................................................   7
         4.04     Excessive Utility Consumption................................................................   7
         4.05     Window Coverings.............................................................................   7
         4.06     Charge for Service...........................................................................   7

ARTICLE 5.00   REPAIRS AND MAINTENANCE.........................................................................   7

         5.01     Landlord Repairs.............................................................................   7
         5.02     Tenant Repairs...............................................................................   7
         5.03     Request for Repairs..........................................................................   7

         5.04     Tenant Damages...............................................................................   8

ARTICLE 6.00   ALTERATIONS AND IMPROVEMENTS....................................................................   8

         6.01     Landlord Improvements........................................................................   8
         6.02     Tenant Improvements..........................................................................   8

ARTICLE 7.00   CASUALTY AND INSURANCE..........................................................................   8

         7.01     Substantial Destruction......................................................................   8
         7.02     Partial Destruction..........................................................................   8
         7.03     Landlord's Insurance.........................................................................   9
         7.04     Waiver of Subrogation........................................................................   9
         7.05     Hold Harmless................................................................................   9
         7.06     Tenant's Insurance...........................................................................  10

ARTICLE 8.00   CONDEMNATION....................................................................................  10

         8.01     Substantial Taking...........................................................................  10
         8.02     Partial Taking...............................................................................  10
         8.03     Tenant's Claim...............................................................................  10

ARTICLE 9.00   ASSIGNMENT OR SUBLEASE..........................................................................  10

         9.01     Landlord Assignment..........................................................................  10
         9.02     Tenant Assignment............................................................................  11
         9.03     Conditions of Assignment.....................................................................  11
         9.04     Rights of Mortgagee and Others...............................................................  12
         9.05     Estoppel Certificates........................................................................  12

ARTICLE 10.00 DEFAULT AND REMEDIES.............................................................................  12

         10.01    Default by Tenant............................................................................  12
         10.02    Remedies for Tenant's Default................................................................  12

ARTICLE 11.00   LIENS..........................................................................................  14

         11.01    Landlord's Lien..............................................................................  14
         11.02    Uniform Commercial Code .....................................................................  15

ARTICLE 12.00   RELOCATION.....................................................................................  15

         12.01    Relocation Option ...........................................................................  15
         12.02    Expenses.....................................................................................  15

ARTICLE 13.00   DEFINITIONS....................................................................................  15

         13.01    Abandon......................................................................................  15
         13.02    Act of God or Force Majeure..................................................................  15
         13.03    Additional Rent..............................................................................  15
         13.04    Base Rent....................................................................................  16
         13.05    Building ....................................................................................  16
         13.06    Commencement Date............................................................................  16
         13.07    Events of Default............................................................................  16
         13.08    Landlord.....................................................................................  16
         13.09    Operating Expenses...........................................................................  16
         13.10    Premises.....................................................................................  16
         13.11    Project......................................................................................  16
         13.12    Rent.........................................................................................  16
         13.13    Square Feet..................................................................................  16
         13.14    Tenant.......................................................................................  16
         13.15    Term.........................................................................................  16

ARTICLE 14.00   MISCELLANEOUS..................................................................................  16

         14.01    Waiver.......................................................................................  16
         14.02    Act of God...................................................................................  16
         14.03    Attorney's Fees..............................................................................  17
         14.04    Successors...................................................................................  17
         14.05    Rent Tax.....................................................................................  17
         14.06    Captions.....................................................................................  17
         14.07    Notice.......................................................................................  17
         14.08    Submission of Agreement......................................................................  17
         14.09    Corporate Authority..........................................................................  17
         14.10    Severability.................................................................................  17
         14.11    Landlord's Liability.........................................................................  18
         14.12    No Broker Claims.............................................................................  18
         14.13    No Estate in Land............................................................................  18
         14.14    No Joint Venture.............................................................................  18
         14.15    Ownership and Management.....................................................................  18
         14.16    Time of Essence..............................................................................  19
         14.17    Parking......................................................................................  19
         14.18    Bankruptcy...................................................................................  19
         14.19    Joint and Several Liability..................................................................  20
         14.20    Covenants as to Hazardous Materials..........................................................  20
         14.21    Theft or Burglary............................................................................  20

ARTICLE 15.00   AMENDMENT AND LIMITATION OF WARRANTIES.........................................................  20

         15.01    Entire Agreement.............................................................................  20
         15.02    Amendment....................................................................................  20
         15.03    Limitation of Warranties.....................................................................  20

ARTICLE 16.00   OTHER PROVISIONS...............................................................................  20

         16.01  SPECIAL STIPULATIONS...........................................................................  21

ARTICLE 17.00   SIGNATURES.....................................................................................  22


            EXHIBITS                  DESCRIPTION
            --------                  -----------

            Exhibit "A"               Plan of Premises

            Exhibit "B"               Preparation of Premises

            Exhibit "C"               Letter Agreement as to Term and Premises

            Exhibit "D"               Rent Schedule

            Exhibit "E"               Rules and Regulations

            Exhibit "F"               Building Moving Policy

            Exhibit "G"               Special Stipulations

                          STANDARD TENANCY AGREEMENT


                     ARTICLE 1.00   BASIC AGREEMENT TERMS

         1.01 PARTIES. This Agreement ("Agreement") is entered into by and
              -------
between the following Landlord and Tenant:

         LAKESIDE COMMONS PARTNERS,             ("Landlord")
         --------------------------------------
         A GEORGIA GENERAL PARTNERSHIP
         --------------------------------------

         AMERICAN SCHOOLS OF PROFESSIONAL PSYCHOLOGY. INC.     ("Tenant")
         ------------------------------------------------------
         AN ILLINOIS CORPORATION
         ------------------------------------------------------

         1.02 LEASED PREMISES. In consideration of the rents, terms,
              ---------------
provisions and covenants of this Agreement, Landlord hereby leases, lets and demises to Tenant the following described premises ("Premises"):

APPROXIMATELY 9,020 rentable square feet on the Penthouse Level
-------------------

LAKESIDE COMMONS                      (Name of Building or Project)
-------------------------------------

990 HAMMOND DRIVE. SUITE 1100         (Street address/suite number)
-------------------------------------

ATLANTA. FULTON COUNTY, GEORGIA 30329 (City, State, and Zip Code)
-------------------------------------

all as shown on the plans attached hereto as EXHIBIT "A" and hereby made a part
                                             -----------
hereof. Landlord and Tenant agree that the number of square feet stated above shall be used in the computation of Base Rent, Additional Rent and all other changes due hereunder. The Premises shall be prepared for Tenant's occupancy in the manner and subject to the provisions of EXHIBIT "B" attached hereto and made
                                            -----------
a part hereof.

         1.03 TERM. Subject to and upon the conditions set forth herein, the
              ----
term of this Agreement shall commence on the date (the "Commencement Date") which is the earlier of (a) the day preparation of the Premises is deemed substantially complete as provided IN EXHIBIT "B" attached hereto, or (b) the
                                   --------------
day Tenant first occupies the Premises for business, and shall terminate at 11:59 p.m. on the last day (the "Expiration Date") of August 31, 2003, unless sooner terminated, renewed or extended as may be hereinafter provided (such term, taking into account any such sooner termination or renewal or extension, is hereinafter referred to as the "Term"). Promptly following the Commencement Date, Landlord and Tenant shall enter into a letter agreement in the form attached hereto as EXHIBIT "C" confirming the Commencement Date and the
                   -----------
Expiration Date and any punch list items uncompleted, which acknowledges the acceptance and delivery of the Premises, which shall be returned to Landlord promptly within five (5) days following the date on which Tenant first occupies the Premises.

         1.04 BASE RENT AND SECURITY DEPOSIT.  Base Rent shall be as provided in
              ------------------------------
the schedule attached hereto as EXHIBIT "D".  Security Deposit is $10.485,75.
                                -----------                       ----------


         1.05 ADDRESSES.
              ---------

              LANDLORD:                            TENANT:

                                      PRIOR TO THE COMMENCEMENT DATE:
         Lakeside Commons Partners
         One Lakeside Commons         220 SOUTH STATE STREET
                                      ------------------------------------------
         990 Hammond Drive
         Suite 520                    SUITE 609
                                      ------------------------------------------
         Atlanta, GA 30328
                                      CHICAGO, IL 60604,  ATTN: ROBERT J. LULLO
                                      ------------------------------------------

Effective as of the Commencement Date, Tenant's address shall be the Premises.

         1.06 PERMITTED USE. General office use and as a professional school
              -------------
of higher education.

                              ARTICLE 2.00  RENT

         2.01 BASE RENT. Tenant agrees to pay monthly as Base Rent during the
              ---------
term of this Agreement, without set-off or deduction, the sums of money set forth in EXHIBIT "D", attached hereto, which amount shall be payable to Landlord
         -----------
at 990 Hammond Drive, Suite 640, Atlanta, GA 30328. Such monthly Base Rent installment amount is subject to increase from time to time as hereinafter provided in EXHIBIT "D" attached hereto. One monthly installment of Base Rent in
            -----------
the amount of $10,410.58 shall be due and payable on the date of execution of
              ----------
this Agreement by Tenant for Base Rent for the FIRST month of the Term, the
                                               -----
first month for which Base Rent is due and payable, and an installment shall be due and payable on or before the first day of each calendar month following said FIRST month of the Term; provided, however, if the day on which Base Rent is first due and payable is a day other than the first day of a calendar month, the monthly Base Rent installment paid on the date of execution of this Agreement shall apply to the thirty (30) day period beginning on the day Base Rent is first due and payable, Base Rent for the calendar month in which said thirty
(30) day period expires shall be prorated based on a thirty (30) day month and shall be due and payable on the first day of such calendar month, and all succeeding installments of Base Rent shall be payable on or before the first day of each succeeding calendar month during the Term of this Agreement. Tenant shall pay without set-off or deduction, as Additional Rent, all other sums due under this Agreement.

         2.02 OPERATING EXPENSES. In the event Landlord's Operating Expenses
              ------------------
shall, in any calendar year during the Term, exceed the sum of the actual operating costs for the base year 1992 (the "Expense Stop"), Tenant agrees to pay as Additional Rent Tenant's pro rata share of such excess Operating Expenses. Tenant's pro rata share of excess Operating Expenses shall be 4.061%, said percentage determined by dividing the total square footage of the Premises by the total square footage of the Building. Landlord may invoice Tenant monthly for Tenant's pro rata share of the estimated excess Operating Expenses for each calendar year, which amount shall be adjusted each year based upon anticipated excess Operating Expenses. Landlord shall use reasonable efforts to provide Tenant an accounting showing in reasonable detail all computations of Additional Rent due under this section within one hundred twenty (120) days of the close of each calendar year; provided, however, Landlord's failure to so provide an accounting within one hundred twenty (120) days shall in no way bar Landlord from providing Tenant any such accounting at a later date, nor limit Tenant's liability for its pro rata share of excess Operating Expenses. In the event the accounting shows that the total of the monthly payments made by Tenant exceeds the amount of Additional Rent due by Tenant under this section, Landlord shall credit any such amount against the Base Rent payment next coming due. In the event the accounting shows that the total of the monthly payments made by Tenant is less than the amount of Additional Rent due by Tenant under this section, the accounting shall be accompanied by an invoice for the Additional Rent. Notwithstanding any other provision in this Agreement, during the year in which the Agreement terminates, Landlord, prior to the Expiration Date, shall have the option to invoice Tenant for Tenant's pro rata share of the excess Operating Expenses based upon the previous year's Operating Expenses. If this Agreement commences on a day other than the first day of a calendar year, the amount of any such excess Operating Expenses payable by Tenant applicable to the year in which the Terms commences shall be prorated on the ratio that the number of days from the Commencement Date to the end of the calendar year bears to 365. If this Agreement shall terminate on a day other than the last day of a calendar year, the amount of any such excess Operating Expenses payable by Tenant applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and including the Expiration Date bears to 365. Tenant agrees to pay an Additional Rent due under this section within ten days following receipt of the invoice or accounting showing Additional Rent due. The provisions of this Agreement concerning the payment of Additional Rent shall survive the expiration of earlier termination of the Term. Notwithstanding anything to the contrary contained herein, in the event the Building is not at least ninety-five percent (95%) occupied at all times during any calendar year, appropriate adjustments shall be made by Landlord so as to determine excess Operating Expenses as though the Building had been ninety-five percent (95%) occupied at all times in such calendar year.

         2.03 DEFINITION OF OPERATING EXPENSES. The term "Operating Expenses"
              --------------------------------
includes all expenses incurred by, Landlord with respect to the maintenance and operation of the Building and all Landlord's personal property used in connection therewith, including, but not limited to, the following: (1) maintenance, repair and replacement costs; (2) electricity, fuel, water, sewer, gas and other utility charges; (3) security, window washing, janitorial services, trash and snow removal; (4) landscaping and pest control; (5) management fees, wages and fringe benefits payable to employees of Landlord, or of any management agent of Landlord whose duties are directly connected with the operation and maintenance of the Building; (6) all services, supplies, repairs, replacements or other expenses for maintaining and operating the Building or Project including parking or common areas; (7) the cost, including interest, amortized over its useful life, of any capital improvement made to the Building by Landlord after the date of this Agreement which is required under any governmental law or regulation that was not applicable to the Building at the time it was constructed; (8) the cost, including interest, amortized over its useful life, of installation of any device or other equipment designed to improve the operating efficiency of any system within the Building, but limited to the amount of any actual operating efficiencies; (9) all other expenses which would generally be regarded as operating and maintenance expenses which would reasonably be amortized over a period not to exceed five years; (10) all real property and personal property taxes and installments of special assessments, including dues and assessments by means of deed restrictions and/or owners' associations which accrue against the Building during the Term of this Agreement and federal, state and local taxes or charges assessed against the Building, whether special, general or extraordinary (except for Income or franchise taxes applicable against Landlord); (11) all insurance premiums Landlord is required to pay or deems necessary to pay, including, without limitation, public liability insurance, with respect to the Building; (12) all Building services costs, and (13) Landlord's reasonable allocation of a portion of such costs, expenses, taxes, assessments and premiums which relate to the Project as a whole and are not specifically allocated to any building within the Project. The term Operating Expenses does not include the following: (1) repairs, restoration or other work occasioned by fire, wind, the elements or other casualty; (2) income and franchise taxes of Landlord; (3) expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses and expenses for the renovating of space for new tenants; (4) interest or principal payments on any mortgage or other indebtedness of Landlord; (5) compensation paid to any employee of Landlord above the grade of property manager; (6) any depreciation allowance or expenses; or (7) operating expenses which are the responsibility of Tenant or any other Tenant in the building.

         2.04 LATE PAYMENT CHARGE. Other remedies for nonpayment of rent
              -------------------
notwithstanding, if the monthly rental payment (including Base Rent and Additional Rent) is not received by Landlord on or before the tenth day of the month for which the rent is due, or if any other payment due Landlord by Tenant is not received by Landlord on or before the tenth day of the month next following the month in which Tenant was invoiced, a late payment charge of $100.00 of such past due amount shail become due and payable in addition to any other amounts owed under this Agreement, which late payment charge is not intended as a penalty, but instead is intended to compensate Landlord for the additional administrative expenses resulting from any such late payment and which shall be paid on demand.

         2.05 INCREASE IN INSURANCE PREMIUMS. If any increase in the insurance
              ------------------------------
premiums paid by Landlord for the Building is caused by Tenant's use of the Premises in a manner other than as set forth in section 1.06, then Tenant shall pay as Additional Rent the amount of such increase to Landlord.

         2.06 SECURITY DEPOSIT. The security deposit set forth above shall be
              ----------------
paid by Tenant to Landlord on the date of execution of this Agreement and shall be held by Landlord for the performance of Tenant's covenants and obligation under this Agreement. It is expressly understood that the deposit shall not be considered an advance payment of rental or a measure of Landlord's damage in case of default by Tenant. Landlord shall not be obligated to place the security deposit in an interest bearing account, but instead may commingle the security deposit with other funds of Landlord. Landlord shall not be liable in any way to Tenant for interest with respect to said security deposit. Upon the occurrence of any Event of Default by Tenant or breach by Tenant of Tenant's covenants under this Agreement, Landlord may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent, or to repair any damage or injury, and pay any expense or liability incurred by Landlord as a result of the Event of Default or breach of covenant, and any remaining balance of the security deposit shall be returned by Landlord to Tenant upon termination of this Agreement. If any portion of the security deposit is so used or applied, Tenant shall upon ten days written notice from Landlord, deposit with Landlord by cash or cashier's check an amount sufficient to restore the security deposit to its original amount.

In the event that Landlord shall transfer all or any part of its interest in the Building or the Project, including Tenant's security deposit, Landlord's transfer of the security deposit to such transferee, shall release Landlord from any and all liability for the return of the security deposit and Tenant agrees thereafter to look only to such transferee for the return of the security deposit. Tenant shall not assign or encumber its interest in the security deposit, and Landlord shall not be bound by any attempted assignment or encumbrance of Tenant's interest therein.

         2.07 HOLDING OVER. In the event of holding over by Tenant after the end
              ------------
of the Term, the hold over shall be as a tenant at sufferance and not as a tenant at will, and Tenant shall otherwise be subject to all the covenants and provisions of this Agreement insofar as the same are applicable to a tenant at sufferance, including, without limitation, the payment of Additional Rent. Tenant shall pay Landlord, on demand, as rent for the period of such hold over an amount equal to 150% of the Base Rent which would have been payable by Tenant had the hc!d over period been a part of the Term, together with the amount of any actual, direct or consequential damages suffered or incurred by Landlord on account of such hold over by Tenant or any violation by Tenant of any other term or condition of this Agreement during such hold over period. In no event shal', the collection or payment of rent during such hold over period cause Tenant to be or be deemed a Tenant at will. Tenant shall have no right to notice under O.C.G.A. 5 44-7-7 of the termination of its tenancy; Tenant agrees to vacate and deliver the Premises to Landlord immediately upon Tenant's receipt of notice from Landlord to vacate. Should Tenant fail so to vacate the Premises, Tenant shall be subject to dispossession without further notice, by summary dispossessory proceedings, in addition to any and all other remedies to which Landlord may be entitled by law or under this Agreement. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the Term except as otherwise expressly provided in a written agreement executed by both Landlord and Tenant.

         2.08 RENT CONTROL. It is understood and agreed that Tenant's payments
              ------------
of Operating Expenses shall not be deemed payments of rental as that term is construed in relation to governmental wage and price controls or analogous governmental actions affecting the amount of rental which Landlord may charge Tenant. Notwithstanding the foregoing, in the event that such governmental actions or controls prevent the application of all or any part of this Article
2.00 regarding the payment of Operating Expenses, Tenant hereby agrees to pay as monthly rent hereunder the monthly Base Rent plus one-twelfth (1/12) of the Operating Expenses for the calendar year immediately preceding the year of the institution of such actions or controls, but in no event to exceed the maximum rent permitted by law.

         2.09 DEFAULT. Base Rent, Additional Rent and each and every other
              -------
charge, fee, cost, or expense which Tenant is obligated to pay or reimburse Landlord hereunder shall, for the purposes of the default provisions of this Agreement, be deemed Additional Rent due from Tenant, and Tenant's failure to so pay, refund or reimburse when due shall entitle Landlord to all the remedies provided for herein and at law or in equity or account of failure to pay rent.

                       ARTICLE 3.00   OCCUPANCY AND USE

         3.01 USE. Tenant warrants and represents to Landlord that the Premises
              ---
shall be used and occupied only for the purpose as set forth in Section 1.06. Tenant shall occupy the Premises, conduct its business and control its agents, Students, employees, invitee and visitors in such a manner as is lawful, reputable and will not create any nuisance. Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Building, use any apparatus or machine which makes undue noise or causes vibration in any portion of the Building or otherwise interfere with, annoy or disturb any other Tenant in its normal business operations or Landlord in its management of the Building. Tenant shall not commit or permit any waste on the Premises, permit the Premises to be used in any way which would, in the opinion of Landlord, be extra hazardous on account of fire or which would in any way increase or render void the insurance on the Building. Tenant shall not deface or injure, or permit the defacement of or injury to, the Premises, Project or Building.

         3.02 SIGNS. No sign of any type or description shall be erected, placed
              -----
or painted in or about the Premises or Project except those signs submitted to Landlord in writing and approved by Landlord in writing, and which signs are in conformance with Landlord's sign criteria established for the Project.

         3.03 COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Tenant, at Tenant's
              -------------------------------------------
sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the Premises. Tenant will also comply with the Rules and Regulations of the Building adopted by Landlord which are set forth on EXHIBIT "E" attached to this Agreement. Landlord shall have the right at all times to change and amend the Rules and Regulations in any reasonable manner as may be deemed advisable by Landlord for the safety, care, cleanliness, preservation of good order and operation or use of the Building, the Premises or the Project which do not materially interfere with the normal conduct of Tenant's business operation. All changes and amendments to the Rules and Regulations will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant. Landlord shall not be responsible for other tenants failure to observe the rules & regulations but agrees to use reasonable efforts to enforce the rules and regulations equally among all Tenants of the Building or Project.

         3.04 WARRANTY OF POSSESSION. Landlord warrants that it has the right
              ----------------------
and authority to execute this Agreement, and Tenant, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Agreement, shall have possession of the Premises during the full Term as well as any extension or renewal thereof. Landlord shall not be responsible for the acts or omissions of any other tenant or third party that may interfere with Tenant's use and enjoyment of the Premises, nor shall any such acts or omissions affect Tenant's obligations hereunder.

         3.05 INSPECTION. Landlord or its authorized agents shall at any and all
              ----------
reasonable times, upon reasonable advance notice to Tenant except in case of emergency, have the right to enter the Premises to inspect the same, to supply janitorial service or any other service to be provided by Landlord, to show the Premises to prospective purchasers or tenants, and to alter, improve or repair the Premises or any other portion of the Building, as provided in Article 5.00 below. Tenant hereby waives any claim for damages for injury or inconvenience to or interference with Tenant's business, any loss of occupancy or use of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the

Premises. Tenant shall not change Landlord's lock system or in any other manner prohibit Landlord from entering the Premises. Landlord shall have the right to use any and all means which Landlord may deem proper to open any door in an emergency without liability therefor.

                     ARTICLE 4.00   UTILITIES AND SERVICE

         4.01 BUILDING SERVICES. Landlord shall furnish water and electricity
              -----------------
for Tenant during the Term. Tenant shall pay all telephone charges. Landlord shall furnish Tenant water at those points of supply provided for general use of other tenants in the Building, central heating and air-conditioning in season (at times Landlord normally furnishes these services to other tenants in the Building, and at temperatures and in amounts as are considered by Landlord to be standard or in compliance with any governmental regulations, such service on Saturday afternoons, evenings and holidays to be furnished only upon the request of Tenant, who shall bear the entire cost). Landlord shall also furnish routine maintenance, painting and electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Landlord to be standard. Upon Tenant's request, Landlord shall replace building-standard fluorescent bulbs in the building standard light fixtures originally provided by Landlord in the Premises. Upon Tenant's request, and at Tenant's sole cost and expense, Landlord'shall replace bulbs in non-building standard light fixtures (E.G., incandescent down lights and incandescent wall washers) located in the Premises; provided, however, that Landlord shall not be liable for any damage resulting from said replacement of bulbs in non-building standard light fixtures unless such damage is caused solely by Landlord's willful misconduct or gross negligence. Landlord may, in its sole discretion, provide additional services not enumerated herein. Failure by Landlord to any extent to furnish these defined services or any other services not enumerated, or any cessation thereof, shall not render Landlord liable in any respect to Tenant, or Tenant's agents, licensees, invitee or other visitors to the Premises, Building or Project for damages to either person or property or for consequential damages of any nature, be construed as a constructive or actual eviction of Tenant, work an abatement of rent or relieve Tenant from fulfillment of any covenant in this Agreement. Should any of the equipment or machinery break down, or for any cause cease to function properly, Landlord shall use reasonable diligence to repair the same within thirty (30) working days, but Tenant shall have no claim for abatement or rebate of rent on account of any interruption in service occasioned from the repairs. Landlord reserves the right from time to time to make changes in the delivery of utilities and services to the Building. Tenant hereby acknowledges and agrees that the heating and air-conditioning standards and the electrical service allowances for the Premises are as provided in EXHIBIT "B" hereof. Any and all additional heating
                            -----------
or air-conditioning cost or expense caused by any addition or modification to any such system, any reconfiguration or alteration of the Premises or any relocation or addition of personnel, furniture, furnishing or equipment therein requested or made by Tenant shall be borne solely by Tenant. Notwithstanding any other provision hereof, Landlord may, in its sole discretion, install separate electricity metering devices in the Premises to separately meter the electrical consumption of any machinery or device located in the Premises and operating on a twenty-four (24) hour a day basis, or to meter the electrical consumption of any device located in the Premises that consumes electricity in inordinate or excessive amounts, as determined by Landlord in its sole discretion, said devices to include, but not be limited to, supplemental HVAC systems for computer rooms and telephone rooms. Tenant shall be responsible for the payment of electrical bills and other charges relating to said independent metering. Landlord may enter the Premises at any time to determine whether the Premises contains any such device.

         4.02 PROVIDING OF UTILITIES AND SERVICES UPON DEFAULT. Notwithstanding
              ------------------------------------------------
any provision herein to the contrary, Landlord shall not be obligated to provide any of the utilities and building services described in this Section 4.02 in the event that Tenant is in default under this Agreement.

         4.03 JANITORIAL SERVICE. Landlord shall furnish janitorial services to
              ------------------
the Premises and public areas of the Building five times per week during the Term, excluding holidays, at hours that do not materially interfere with Tenant's business operation.

         4.04 EXCESSIVE UTILITY CONSUMPTION. Tenant shall pay all utility costs
              -----------------------------
occasioned by electrodata processing machines, telephone equipment, computers and other equipment of high electrical consumption, including without limitation, the cost of installing, servicing and maintaining any special or additional inside or outside wiring or lines, meters or submeters, transformers, poles, air-conditioning costs, or the cost of any other equipment necessary to increase the amount or type of electricity or power available to the Premises.

         4.05 WINDOW COVERINGS. Landlord shall furnish and install window
              ----------------
coverings on all exterior windows to maintain a uniform exterior appearance. Pursuant to the terms of EXHIBIT "B" attached hereto, the cost of such window coverings and the installation thereof shall not be a part of Base Building Work, as defined therein. Tenant shall not remove or replace these window coverings or install any other window covering which would affect the exterior appearance of the Building. Tenant may install lined or unlined over draperies on the interior sides of the window coverings furnished by Landlord, for interior appearance or to reduce light transmission, provided such over draperies do not affect the exterior appearance of the Building, or affect the operation of the Building's beating, ventilating and air-conditioning systems.

         4.06 CHARGE FOR SERVICE. All costs of Landlord for providing the
              ------------------
services set forth in article 4.00 (except those charges to be paid by Tenant pursuant to Article 4.00) shall be subject to the Additional Rent provisions in section 2.02.

                    ARTICLE 5.00   REPAIRS AND MAINTENANCE

         5.01 LANDLORD REPAIRS. Landlord shall not be required to make any
              ----------------
improvements, replacements or repairs of any kind or character to the Premises, the Building or the Project during the Term, except such repairs as are set forth in this section. Landlord shall maintain only the roof, foundation, parking and common areas, the structural soundness of the exterior walls, doors, corridors, windows of the Building and equipment serving the Premises. Landlord's cost of maintaining and repairing the items set forth in this section are subject to the Additional Rent provisions in section 2.02. Landlord shall not be liable to Tenant, or Tenant's agents, licensees, invitee or other visitors to the Building, Premises or Project, except as expressly provided in this Agreement, for any damage to person or property or inconvenience, or for consequential damages of any nature, and Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Agreement.

         5.02 TENANT REPAIRS. Tenant shall, at its own cost and expense,
              --------------
maintain the Premises in a first-class condition, including all necessary repairs and replacements, but excluding normal wear and tear. Tenant shall further, at its own cost and expense, repair or replace any damage or injury to all or any part of the Premises, Building or Project caused by the negligence or willful misconduct of Tenant or Tenant's agents, employees, invitee, licensees or other visitors to the Premises, Project or Building; provided, however, if Tenant fails to make the repairs or replacements promptly, Landlord may, at its option, make the repairs or replacements and the costs of such repairs or replacements shall be charged to Tenant as Additional Rent and shall become payable by Tenant with the payment of the rent next due hereunder.

         5.03 REQUEST FOR REPAIRS. All requests for repairs or maintenance that
              -------------------
are the responsibility of Landlord pursuant to any provision of this Agreement must be made in writing to Landlord at the address in section 1.05. Tenant shall notify Landlord promptly of any defect in or damage to the Premises of which tenant may be or become aware, whether caused by the negligence of Tenant or any other person, by any casualty or hazard, or by any other cause whatsoever.

         5.04 TENANT DAMAGES. Tenant shall not allow any damage to be committed
              --------------
on any portion of the Premises, the Building, the Project, and at the termination of this Agreement, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date of this Agreement, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Premises shall be borne by Tenant.

                  ARTICLE 6.00   ALTERATIONS AND IMPROVEMENTS

         6.01 LANDLORD IMPROVEMENTS.  If construction to the Premises is to be
              ---------------------
performed by Landlord prior to or during Tenant's occupancy, the provisions of EXHIBIT "B" shall govern said construction.

         6.02 TENANT IMPROVEMENTS. Tenant shall not make or allow to be made any
              -------------------
alterations or physical additions in or to the Premises without first obtaining the written consent of Landlord, which consent may in the sole and absolute discretion of Landlord be denied. Any alterations, physical additions or improvements to the Premises made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Agreement; provided, however, Landlord, at its option, may require Tenant to remove any physical additions and/or repair any alterations in order to restore the Premises to the condition existing at the time Tenant took possession, all costs of removal and/or alterations to be home by Tenant. This clause shall not apply to moveable equipment or furniture owned by Tenant, which may be removed by Tenant at the end of the Term if Tenant is not then in default and if such equipment and furniture are not then subject to any other rights, liens, or interests of Landlord.

                     ARTICLE 7.00   CASUALTY AND INSURANCE

         7.01 SUBSTANTIAL DESTRUCTION. If the Premises should be totally
              -----------------------
destroyed by fire or other casualty, or if the Premises should be damaged so that rebuilding cannot be reasonably completed within one hundred twenty (120) working days after the date of such casualty loss, this Agreement shall terminate and the rent shall be abated for the unexpired portion of the Agreement, effective as of the date of such destruction, and Tenant's security deposit shall be refunded. The determination of whether such rebuilding can reasonably be completed within such period shall be made by Landlord for the purposes of sections 7.01 and 7.02 of this Agreement.

         7.02 PARTIAL DESTRUCTION. If the Premises should be partially damaged
              -------------------
by fire or other casualty, and rebuilding or repairs can reasonable be completed within one hundred twenty (120) working days from the date of such casualty loss, this Agreement shall not terminate, and to the extent sufficient insurance proceeds to enable Landlord to restore and reconstruct the Premises are made available to Landlord by the holder of any mortgage or deed to secure debt encumbering the Building, Landlord shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, Students, employees, invitee or those for whom Tenant is responsible, the rent payable under this Agreement during the period for which the Premises are untenantable shall be adjusted to the extent that Tenant occupies the premises during repairs and as may be fair and reasonable under the circumstances. In the event that Landlord fails to substantially complete the necessary repairs or rebuilding within one hundred twenty (120) working days from the date of such casualty loss, with due allowance for FORCE MAJEURE,
                                                            -------------
Tenant may provide Landlord written notice of Tenant's intent to terminate this Agreement on account of such delay and if Landlord fails to substantially complete the necessary repairs or rebuilding within an additional thirty (30) working days, Tenant's sole remedy shall be to terminate this Agreement by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Agreement shall cease to exist and Tenant's security deposit shall be refunded; provided, however, Tenant shall have no such right of termination in the event any such damage or destruction was caused, in whole or in part, by the willful or negligent act or omission of Tenant, its employees, Students, agents, contractors, invitee or others for whom Tenant is responsible.

         7.03 LANDLORD'S INSURANCE. Landlord shall at all times during the term
              --------------------
of this Agreement maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon some solvent insurance company, insuring the Building against all risks of direct physical loss, subject to standard limitations and exclusions, in an amount equal to at least eighty percent (80%) of the full replacement cost of the Building structure and its improvements as of the date of the loss; provided, that Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Premises, any fixtures installed by or paid for by Tenant upon or within the Premises, or any improvements which Tenant may construct on the Premises. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord even if the cost of such insurance is borne by Tenant as set forth in article 2.00.

         7.04 WAIVER OF SUBROGATION. Anything in this Agreement to the contrary
              ---------------------
notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their partners, agents, officers and employees, for any loss or damage that may occur to the Premises, the Building, or personal property within the Building, which is covered by valid and collectible insurance in effect at the time of such loss or damage regardless of cause or origin, including negligence of Landlord or Tenant and their partners, agents, officers and employees, but only to the extent of any recovery made by the parties hereto for such loss or damage under any insurance policy now or hereafter issued covering the Premises, Building or Project. Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering any risk of direct physical loss, written notice of the terms of the mutual waivers contained in this section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers. In the event either of Landlord's or Tenant's insurance companies is unwilling or unable to provide the necessary endorsement(s), the foregoing waiver by the party whose insurance company is unwilling or unable to provide the necessary endorsement(s) shall be invalid.

         7.05 HOLD HARMLESS. Landlord shall not be liable to Tenant, or to
              -------------
Tenant's employees, agents, Students, invitee, licensees, contractors or visitors, or to any other person, for any injury to person or damage to property or for consequential damages of any nature on or about the Premises, Building or Project, caused by any act or omission of Tenant, its agents, servants or employees, or of any other persons entering upon the Premises, Building or Project under express or implied invitation by Tenant, or caused by the Premises, the Building, the Project or the improvements located thereon becoming out of repair, the failure or cessation of any service provided by Landlord (including security service and devices), or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, the Building or the Project, unless such injury or consequential damages were caused solely by the gross negligence or willful misconduct of Landlord, its agents or its employees. Tenant agrees to indemnify and hold harmless Landlord of and from any loss, attorney's fees, expenses or claims (i) arising out of any such damage or injury or arising out of any and all defaults by Tenant under this Agreement, or
(ii) resulting from the use or occupancy of the Premises, or any balcony adjacent to or connected to the Premises, or (iii) resulting from failure of Tenant to comply with any rules or regulations set forth in EXHIBIT "E" attached hereto, except when such event is caused solely by the gross negligence or willful misconduct of the Landlord, its agents or employees.

         7.06 TENANT'S INSURANCE. Tenant shall, at its sole expense, maintain at
              ------------------
all times during the Term (i) fire and extended coverage insurance with respect to Tenant's improvements to the Premises and any and all furniture, equipment, supplies and other property owned, leased, held or possessed by Tenant in an amount equal to the full replacement value of such improvements and property, as such may increase from time to time, and naming Landlord as an additional insured, and (ii) public liability insurance with respect to the Premises and the conduct or operation of Tenant's business therein, naming Landlord as an additional insured, with limits of not less than $1,000,000.00 for death or bodily injury to any one or more persons in a single occurrence and $1,000,000.00 for property damage. Tenant shall deliver a certificate of such insurance to Landlord on or before the Commencement Date, and thereafter from time to time upon request. All insurance which Tenant is required to carry hereunder shall be carried with companies satisfactory to Landlord licensed to do business in Georgia and shall be noncancelable except after thirty (30) days written notice to Landlord.

                          ARTICLE 8.00   CONDEMNATION

         8.01 SUBSTANTIAL TAKING. If all or a substantial part of the Premises
              ------------------
are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are then being used, this Agreement shall terminate and the rent shall be abated during the unexpired portion of this Agreement effective on the date physical possession is taken by the condemning authority.

         8.02 PARTIAL TAKING. In the event a portion of the Premises shall be
              --------------
taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Agreement is not terminated as provided in section 8.01 above, to the extent sufficient condemnation awards or sale proceeds in lieu thereof to enable Landlord to restore and reconstruct the Premises are made available to Landlord by the holder of any mortgage or deed to secure a debt encumbering the Building, Landlord shall, at Landlord's sole risk and expense, restore and reconstruct the Building and other improvements on the Premises to the extent necessary to make it reasonably tenantable. The rent payable under this Agreement during the unexpired portion of the Term shall be adjusted to such an extent as may be fair and reasonable under the circumstances; however, if such taking materially impairs the operation of Tenant's business, and Landlord is unable to offer Tenant substitute space, the Lease may be cancelled at Tenant's option with sixty (60) days prior written notice to Landlord.

         8.03 TENANT'S CLAIM. In the event of any total, substantial or partial
              --------------
takings described in Sections 8.01 and 8.02, Landlord shall be entitled to receive the entire condemnation award without deduction therefrom for any interest of Tenant in the Premises, but Tenant shall have the right to make a separate claim with the condemning authority for, and to receive therefor, (i) any moving expenses incurred by Tenant as a result of such condemnation; (ii) any costs incurred or paid by Tenant in connection with any alteration or improvement made by Tenant to the Premises, (iii) the value of any of Tenant's personal property taken; (iv) Tenant's loss of business income; and (v) any other separate claim which Tenant may hereafter be permitted to make under applicable law; provided, however, that such other separate claims shall not reduce or adversely affect the amount of Landlord's award.

                     ARTICLE 9.00   ASSIGNMENT OR SUBLEASE

         9.01 LANDLORD ASSIGNMENT. Landlord shall have the right to sell,
              -------------------
transfer or assign, in whole or in part, its rights and obligations in this Agreement and in the Building. Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Agreement arising after the date of such sale, assignment or transfer.

         9.02 TENANT ASSIGNMENT. Tenant shall not assign, in whole or in part,
              -----------------
this Agreement, or allow it to be assigned, in whole or in part, by operation of law or otherwise or mortgage or pledge the same, or sublet the Premises, in whole or in part, without the prior written consent of Landlord (which consent shall not be unreasonably withheld), and in no event shall any such assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder. In determining the reasonableness of Landlord's decision to grant or withhold its consent to a proposed assignment or sublease, Landlord may take into consideration all relevant factors surrounding the proposed assignment or sublease, including, without limitation, the following: (a) the business reputation of the proposed assignee or subtenant and its officers, directors and stockholders; (b) the nature of the business and the proposed use of the Premises by the proposed assignee or subtenant in relation to the other tenants or occupants of the Project; (c) the financial condition of the proposed assignee or subtenant; (d) restrictions, if any, contained in other leases or agreement affecting Project; (e) the effect that the proposed assignee's or subtenant's occupancy or use of a portion of the premises would have upon the operation and maintenance of the Project and Landlord's investment therein; (f) the extent to which the proposed assignee or subtenant and Tenant provide Landlord with assurances reasonably satisfactory to Landlord as to the satisfaction of Tenant's obligations hereunder, including the payment of rent;
(g) restrictions, if any, imposed by the holder of any deed to secure debt or mortgage encumbering the Project or any portion thereof. Without limiting the generality of the foregoing, (h) no sublease of less than the entire Premises shall be permitted hereunder if Landlord disapproves of the size and configuration of the space which is proposed to be subleased; (ii) no sublease or assignment shall be permitted hereunder unless such sublease or assignment expressly requires the subtenant or assignee to strictly comply with the requirements of sections 1.06 and 3.01 of this Agreement. No assignee or subtenant of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof.

         9.03 CONDITIONS OF ASSIGNMENT. If Tenant desires, to assign or sublet
              ------------------------
all or any part of the Premises, it shall so notify Landlord at least thirty
(30) days in advance of the date on which Tenant desires to make such assignment or sublease. At the time Tenant submits such a request, Tenant shall pay to Landlord, Landlord's then standard processing fee and shall reimburse Landlord for all legal fees incurred in connection with Tenant's request. Tenant shall provide Landlord with a copy of the proposed assignment or sublease and such information as Landlord might request concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed subtenant or assignee. Within fifteen days after Landlord's receipt of Tenant's proposed assignment or sublease and all required information concerning the proposed subtenant or assignee, Landlord shall have the following options: (1) cancel this Agreement as to the Premises or portion thereof proposed to be assigned or sublet; (2) consent to the proposed assignment or sublease, and, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the rent payable under this Agreement for such space, Tenant shall pay to Landlord all such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant; or (3) subject to the provisions of Section 9.02, refuse to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Landlord gives Tenant written notice providing otherwise. In the event all or any part of the Premises are assigned or sublet, Landlord may, at its option, collect directly from the assignee or subtenant all rents becoming due to Tenant by reason of the assignment or sublease, and Landlord shall have a security interest in all properties on the Premises to secure payment of such sums. Any collection directly by Landlord from the assignee or subtenant shall not be construed to constitute a novation or a release of Tenant or any guarantor from the further performance of its obligations under this Agreement. No assignment of this Agreement consented to by Landlord shall be effective until Landlord shall receive an original assumption agreement, in form and substance satisfactory to Landlord, signed by Tenant and Tenant's assignee.

         9.04 RIGHTS OF MORTGAGEE AND OTHERS. Tenant accepts this Agreement
              ------------------------------
subject and subordinate to the lien or security title of any mortgage or deed to secure debt presently existing or hereafter created upon the Building and to all existing restrictions, covenants, easements and agreements with respect to the Project or any part thereof, and all amendments, modifications and restatements thereof and all replacements and substitutions therefor. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest under this Agreement to the lien or security title of any mortgage or deed to secure debt hereafter placed on the Building, and to any future instrument amending, modifying, restating, replacing or substituting for any such existing recorded restrictions, covenants, easements and agreements; Tenant agrees upon demand to execute additional instruments subordinating this Agreement as Landlord may require. If the interests of Landlord under this Agreement shall be transferred by reason of exercise of a power of sale, foreclosure or other proceedings for enforcement of any mortgage or deed to secure debt on the Building, Tenant shall be bound to the transferee (sometimes called the "Purchaser"), at the option of the Purchaser, under the terms, covenants and conditions of this Agreement for the balance of the Term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser was Landlord hereunder, and, if requested by the Purchaser, Tenant agrees to be bound and obligated hereunder to the Purchaser (including the mortgagee or grantee under any such mortgage or deed to secure debt) as its Landlord.

         9.05  ESTOPPEL CERTIFICATES. Tenant agrees to furnish, from time to
               ---------------------
time, within ten (10) days after receipt of a request from Landlord or Landlord's mortgagee, a statement certifying, if applicable, the following: that Tenant is in possession of the Premises; the Premises are acceptable; the Agreement is in full force and effect; the Agreement is unmodified; Tenant claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee. Tenant's failure to deliver such statement within ten (10) days after written request from Landlord, in addition to being a default under this Agreement, shall be deemed conclusively that this Agreement is in full force and effect except as declared by Landlord, that Landlord is not in default of any of its obligations under this Agreement, and that Landlord has not received more than one month's rent in advance.

                     ARTICLE 10.00   DEFAULT AND REMEDIES

         10.01 DEFAULT BY TENANT. The following shall be deemed to be Events of
               -----------------
Default by Tenant under this Agreement: (1) Tenant shall fail to pay when due any installment of Rent or any other payment required pursuant to this Agreement whether Tenant occupies or has vacated; (2) Tenant shall abandon any substantial portion of the Premises without a thirty (30) day written notice to Landlord;
(3) Tenant shall fail to comply with any term, provision or covenant of this Agreement, other than the payment of Rent, and the failure is not cured within thirty days after notice to Tenant; (4) Tenant shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or (5) Tenant shall do or permit to be done any act which results in a lien being filed against the Premises, the Building or the Project.

         10.02 REMEDIES FOR TENANT'S DEFAULT. Upon the occurrence of any Event
               -----------------------------
of Default, Landlord may at its option pursue any one or more of the following remedies, and any and all other rights or remedies accruing to Landlord by law or otherwise, without any notice or demand to the extent permitted by applicable law:

         (a) Commence dispossessory proceedings with or without the termination of this Agreement.

         (b) Upon any termination of Tenant's right to possession only without termination of the Agreement, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided below, without such entry and possession terminating the Agreement or releasing Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay Rent including any amounts treated as Additional Rent, hereunder for the full Term. In any such case, Tenant shall pay forthwith to Landlord, if and when Landlord so elects, a sum equal to the discounted then present value of the Rent, including any amounts treated as Additional Rent hereunder, and other sums provided herein to be paid by Tenant for the remainder of the stated Term hereof, computed at a rate of eight percent (8%) per annum. The payment of the foregoing amounts shall not constitute payment of Rent in advance for the remainder of the Term. Instead, such sum shall be paid as agreed liquidated damages and not as a penalty; the parties agree that is difficult or impossible to calculate the damages which Landlord will suffer as a result of Tenant's default, and this provision is intended to provide a reasonable estimate of such damages. Tenant waives any right to assert that Landlord's actual damages are less than the amount calculated hereunder; Landlord waives any right to assert that its damages are greater than the amount calculated hereunder. Upon the receipt from Tenant of the sum required to be paid pursuant to this subsection, Landlord shall use reasonable efforts to relet the Premises. Upon making such payment and after Landlord has received in full the balance of the Rent and other sums it would have received over the remainder of the Term (I.E., the difference between face amount of Rent and Additional Rent due hereunder for the entire Term and the amount paid to Landlord by Tenant), together with the reimbursement or payment of any sums expended by Landlord on account of the cost of repairs, alterations, additions, redecorating, and Landlord's expenses of reletting and collection of the rental accruing therefrom (including attorney's fees and broker's commissions), Tenant shall receive from Landlord all Base Rent received by Landlord from other tenants on account of the Premises during the Term hereof, provided that the amounts to which Tenant shall become so entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to this subsection 10.02(b).

         (c) Commence proceedings against Tenant for all amounts owed by Tenant to Landlord, whether as Base Rent, Additional Rent, damages or otherwise.

         (d) Terminate the Term, in which event Tenant shall immediately surrender the Premises to Landlord. Tenant agrees to pay on demand the amount of all loss and damage which Landlord may suffer by reason of the termination of the Term under this section or otherwise, which loss and damage shall include, without limitation, (i) an amount which, at the date of the Event of Default, represents the present value, as computed using an eight percent (8%) discount rate, of the excess, if any, of (A) the Base Rent, Additional Rent and all other amounts which would have otherwise been payable hereunder during the remainder of the Term over (B) the aggregate reasonable rental value of the Premises for the same period; and (ii) an amount equal to the balance that would still be owing to Landlord after such termination date if the sum of concessions and other inducements made available to Tenant (including without limitation, the value of any abated or "free rent", "free parking" or other rent concessions, moving expenses paid by Landlord, payments made by Landlord with respect to Tenant's former leased premises, the cost of improvements constructed by

                  Landlord, tenant improvement allowances made available by Landlord and brokerage commissions paid by Landlord) had been treated as a loan from Landlord to Tenant accruing interest at the rate of eight percent (8%) per annum, repayable over the original term of this Agreement in equal monthly installments of principal and interest such that the unpaid balance of such hypothetical loan upon the expiration of the original Term of this Agreement shall be $0.

         (e) Upon any termination of Tenant's right to possession only, without termination of the Agreement, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided below, without such entry and possession terminating the Agreement or releasing Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay Rent, including any amounts treated as Additional Rent, hereunder for the full Term. In any such case, Landlord may relet the Premises on behalf of Tenant and receive directly the Rent by reason of the reletting. Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting of the Premises; further, Tenant agrees to reimburse Landlord upon demand for any expenditures made by it for remodeling or repairing in order to relet the Premises and for all other expenses incurred in connection with such reletting (including without limitation attorney's fees and brokerage commissions).

         (f) Enter upon and take possession of the Premises, without being liable for prosecution of any claim for damages or for trespass or other tort.

         (g) Do or cause to be done whatever Tenant is obligated to do under the terms of this Agreement, in which case Tenant agrees to reimburse Landlord on demand for any and all costs or expenses which Landlord may thereby incur. Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant's obligations under this section, whether caused by the negligence of Landlord or otherwise.

         (h) Enforce the performance of Tenant's obligations hereunder by injunction or other equitable relief (which remedy may be exercised upon any breach or default or any threatened breach or default of Tenant's obligations hereunder).

         (i) Declare immediately due and payable in an amount equal to the balance that would still be owing to Landlord after the date said amounts are declared due and payable if the sum of concessions and other inducements made available to Tenant (including without limitation, the value of any abated or "free rent", "free parking" or other rent concessions, moving expenses paid by Landlord, payments made by Landlord with respect to Tenant's former leased premises, the cost of improvements constructed by Landlord, tenant improvement allowances made available by Landlord and brokerage commissions paid by Landlord) had been treated as a loan from Landlord to Tenant accruing interest at the rate of eight percent (8%) per annum, repayable over the original Term of this Agreement in equal monthly installments of principal and interest such that the unpaid balance of such hypothetical loan upon the expiration of the original Term of this Agreement shall be $0.

                             ARTICLE 11.00   LIENS


         11.01 LANDLORD'S LIEN. If Tenant abandons or vacates any substantial
               ---------------
portion of the Premises or is in default in the payment of any Rent, damages or other payments required to be made by this Agreement or is in default of any other provision of this Agreement, Landlord may, in accordance with applicable law, enter upon the Premises and take possession of all or any part of the personal property, (but not Tenant's files, data base, whether written or electronic, computer equipment or any of Tenant's intangible personal property), and may sell all or any part of the personal property at a public or private sale, in one or successive sales, with or without notice to the extent permitted by applicable law, to the highest bidder for cash, and, on behalf of Tenant, sell and convey all or part of the personal property to the highest bidder, delivering to the highest bidder all of Tenant's title and interest in the personal property sold. The proceeds of the sale of the personal property shall be applied by Landlord toward the reasonable costs and expenses of the sale, mcluding attorney's fees, and then toward the payment of all sums then due by Tenant to Landlord under the terms of this Agreement. Any excess remaining shall be paid to Tenant or any other person entitled thereto by law.

                          ARTICLE 12.00   RELOCATION

         12.01 RELOCATION OPTION.  This paragraph intentionally deleted.
               -----------------

         12.02 EXTREMES.  This paragraph intentionally deleted.
               --------


                          ARTICLE 13.00   DEFINITIONS

         13.01 ABANDON "Abandon" means the vacating of all or a substantial
               -------
portion of the Premises by Tenant, or the failure by Tenant to use the Premises as regularly as would be expected by a similar tenant, whether or not Tenant is in default of the Rent payments due under this Agreement.

         13.02 ACT OF GOD OR FORCE MAJEURE. An "Act of God" or "force majeure"
               ---------------------------
is defined for purposes of this Agreement as strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Landlord and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome.

         13.03 ADDITIONAL RENT. "Additional Rent" as used in this Agreement
               ---------------
shall mean all sums due Landlord from Tenant under this Agreement, other than Base Rent, including, without limitation, amounts specified in sections 2.02, 2.04, 2.05, 2.07, 4.04, 4.06, 5.01 and 5.02.

         13.04 BASE RENT. "Base Rent" as used in this Agreement means the amount
               ---------
specified in section 1.04 and EXHIBIT "D" as Base Rent.

         13.05 BUILDING. "Building" means the building known as Lakeside
               --------
Commons.

         13.06 COMMENCEMENT DATE. "Commencement Date" shall be the date set
               -----------------
forth in section 1.03. The Commencement Date shall constitute the commencement of the term of this Agreement for all purposes, whether or not Tenant has actually taken possession.

         13.07 EVENTS OF DEFAULT. "Events of Default" as used in this Agreement
               -----------------
means those events specified in section 10.01 as Events of Default.

         13.08 LANDLORD. "Landlord" as used in this Agreement means the entity
               --------
or person identified as Landlord in section 1.01.

         13.09 OPERATING EXPENSES. "Operating Expenses" as used in this
               ------------------
Agreement is defined in section 2.03.

         13.10 PREMISES. "Premises" as used in this Agreement means the Premises
               --------
described in section 1.02.

         13.11 PROJECT. "Project" means the project commonly known as Lakeside
               -------
Commons.

         13.12 RENT. "Rent", "rent", or "rental" means, collectively, Base Rent
               ----
and Additional Rent.

         13.13 SQUARE FEET. "Square feet" or "square foot" as in this Agreement
               -----------
includes the area contained within the Premises increased by the application of a common area percentage factor based on the relative area of the Premises to the total Building area.

         13.14 TENANT. "Tenant" as used in this Agreement means the entity or
               ------
person identified as Tenant in section 1.01.

         13.15 TERM. "Term" as used in this Agreement means the period of time
               ----
specified in section 1.03 commencing on the Commencement Date and terminating at the time specified in section 1.03.

         13.16 STUDENT. "Student" as used in this Agreement means those persons
               -------
registered with Tenant as a matriculating participant in the educational programs offered by Tenant under Article 1.06. Student shall not be Tenant as described in Article 13.14 or Section 1.01, but shall be Tenant's guest or invitee only, not subject to the privileges, rights or benefits granted Tenant under this Lease.

         13.17 TENANTS. "Tenants" as used in this Agreement means those leasing
               -------
and occupying space in the project during the term of Tenant's Lease.

                         ARTICLE 14.00   MISCELLANEOUS

         14.01 WAIVER. Failure of Landlord to declare an Event of Default
               ------
immediately upon its occurrence, or delay in taking any action in connection with an Event of Default, shall not constitute a waiver of default, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Agreement. Pursuit of any one or more of the remedies set forth in article 10.00 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Agreement or provided by law, nor shall pursuit of any remedy constitute forfeiture or waiver of any rent or damages accruing to Landlord by reason of the violation of any of the terms, provisions or covenants of this Agreement. Failure by Landlord to enforce one or more of the remedies provided upon an Event of Default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Agreement.

         14.02 ACT OF GOD. Landlord shall not be required to perform any
               ----------
covenant or obligation in this Agreement, or be liable in damages to Tenant, Tenant's invitee, licensees or other visitors to the Premises, Project or Building, so long as the performance or nonperformance of the covenant or obligation is delayed, caused or prevented by an Act of God or force majeure, or by Tenant.

         14.03 ATTORNEY'S FEES. In the event Tenant or Landlord defaults in the
               ---------------
performance of any of the terms, covenants, agreements or conditions contained in this Agreement and Landlord or Tenant places in the hands of an attorney the enforcement of all or any part of this Agreement, the collection of any rent due or to become due or recovery of the possession of the Premises, both Landlord and Tenant agree to pay costs of collection, or enforcement, including reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not, if such party:

         (a) initiated the litigation and substantially obtained the relief it sought, either through a judgment or the losing party's voluntary action before trial or judgment; or

         (b) did not initiate the litigation and judgment is entered for either party, but without substantially granting the relief sought.

         14.04 SUCCESSORS. This Agreement shall be binding upon and inure to the
               ----------
benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Landlord's interest in the Premises cease to exist for any reason during the term of this Agreement, then notwithstanding the happening of such event, this Agreement aevertheless shall remain unimpaired and in full force and effect and Tenant hereunder agrees to attorn to the then owner of the Premises.

         14.05 RENT TAX. If applicable in the jurisdiction where the Premises
               --------
are situated, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state or county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Agreement. Any such payment shall be paid concurrently with the payment of the Rent, Additional Rent, Operating Expenses or other charge upon which the tax is based as set forth above.

         14.06 CAPTIONS. The captions appearing in this Agreement are inserted
               --------
only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any section.

         14.07 NOTICE. All rent and other payments required to be made by Tenant
               ------
shall be payable to Landlord at the address set forth in section 2.01. All payments required to be made by Landlord to Tenant shall be payable to Tenant at the address set forth in section 2.01. Any notice or document required or permitted to be delivered by the terms of this Agreement shall be deemed to be delivered (whether or not actually received) when personally delivered (including without limitation delivery by any commercial courier service) or when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to Landlord and Tenant at the addresses set forth in section 1.05. Either party may by notice to the other specify a different address for payments or for delivery of notices.

         14.08 SUBMISSION OF AGREEMENT. Submission of this Agreement to Tenant
               -----------------------
for signature does not constitute a reservation of space or an option to lease. This Agreement is not effective until execution by and delivery to both Landlord and Tenant.

         14.09 CORPORATE AUTHORITY. If Tenant executes this Agreement as a
               -------------------
corporation, each of the persons executing this Agreement on behalf of Tenant does hereby personally represent and warrant that Tenant is a fully authorized and existing corporation, that Tenant is qualified to do business in the state in which the Premises are located, that the corporation has full right and authority to enter into this Agreement, and that each person signing on behalf of the corporation is authorized to do so.

         14.10 SEVERABILITY. If any provision of this Agreement or the
               ------------
application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the, application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         14.11 LANDLORD'S LIABILITY. If Landlord shall be in default under this
               --------------------
Agreement and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Building as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Building as herein expressly provided. In no event shall any partner of Landlord nor any joint venturer in Landlord, nor any officer, director or shareholder of Landlord or any such partner or joint venturer of Landlord be personally liable hereunder.

         14.12 NO BROKER CLAIMS. Landlord and Tenant acknowledge that Landlord
               ----------------
has agreed to pay brokerage commissions to Richard Bowers & Co., representing
                                           ----------------------------------
the Tenant, and Jamestown Realty Company, L.P., representing the Landlord
-------------------------------------------------------------------------
(referred to collectively for purposes of this section as "Brokers") with respect to the Premises pursuant to the terms of separate agreement. Landlord and Tenant hereby warrant and represent to the other that the party making said warranty and representation has not dealt with any broker, agent or finder, other than Brokers. In connection with this Agreement, and, subject to the default and remedies provisions of Article 10 hereof, Landlord and Tenant covenant and agree to indemnify and hold the other harmless from and against any and all loss, liability, damage, claim, judgment, cost or expense (including but not limited to attorney's fees and expenses and court costs) that may be incurred or suffered by the other because of any claim for any fee, commission or similar compensation with respect to this Agreement, made by any broker, agent or finder, other than Brokers, claiming to have dealt with the indemnifying party, whether or not such claim is meritorious.

         14.13 NO ESTATE IN LAND. It is expressly agreed that under this
               -----------------
Agreement Tenant shall be granted a usufruct only in the Premises, and not a leasehold or other estate in land, and that Tenant's interest hereunder is not subject to levy, execution and sale and is not assignable except with Landlord's prior written consent.

         14.14 NO JOINT VENTURE. Nothing contained in this Agreement or any
               ----------------
exhibits hereto shall be deemed or construed to create a partnership or joint venture between Landlord and Tenant or to create any relationship between them except the relationship of Landlord and Tenant.

         14.15 OWNERSHIP AND MANAGEMENT. The name and address of the person
               ------------------------
authorized to act for and on behalf of the owner of the Building for the purpose of receiving and receipting for demands and notices is:

               Lakeside Commons Partners
               On behalf of Jamestown Management Company
               One Lakeside Commons
               990 Hammond Drive
               Suite 520
               Atlanta, Georgia 30328
               Attn: Messrs. John W. Houser and Steve Zoukis

         The name and address of the person authorized to manage the Building is:

               Jamestown Management Company
               One Lakeside Commons
               990 Hammond Drive
               Suite 520
               Atlanta, Georgia 30328
               Attn: Mr. John Houser

         Landlord shall advise Tenant of any change in the foregoing names and addresses either by notice hereunder or by posting a notice of such change in a conspicuous place.

         14.16 TIME OF ESSENCE. Time is of the essence of this Agreement.
               ---------------

         14.17 PARKING. Landlord shall make available in the parking areas of
               -------
the Project to Tenant's officers and staff only, throughout the initial term of the Lease, a number of parking spaces (on an unassigned, nonexclusive basis) determined by multiplying 3.3 by the number of square feet of area contained in the Premises, dividing said product by 1,000, and then rounding such resulting number to the nearest whole number of spaces, in areas to be determined from time to time by Landlord.

Tenant's Student parking shall be limited to available spaces on the upper level of the existing parking deck only on an "as available", unassigned, non exclusive basis. Vehicles of Students parked otherwise will be towed at Students' sole risk and expense. The availability of Student parking shall at all times be subordinate to the rights of all other Tenants of the project (collectively and singularly) as set forth in each Lease Agreement. The parking requirements of the existing Tenants shall always take precedent over Student's and, when Student and Tenants parking exceeds the total number of spaces allocated by lease assignment to all the Tenants of the building, Student parking will be limited to open and available spaces only. As a part of Student registration, Tenant shall require each Student to post a parking decal to each Student's auto and execute a parking agreement which will hold Landlord harmless for action taken as a result of Student autos parked other than as permitted herein.

         14.18    BANKRUPTCY.
                  ----------

                  (a) Rent. All amounts payable by Tenant to Landlord hereunder, whether called Rent, Base Rent, Additional Rent or otherwise, shall be deemed rent for purposes of Section 502(b)(6) of the Federal Bankruptcy Code, 11 U. S. C. section 101 ET SEQ. (the "Bankruptcy Code").

                  (b) ASSIGNMENT. If Tenant or any trustee of Tenant assumes
                      ----------
                  this Agreement and Tenant or any trustee of Tenant proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Agreement on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such person or entity, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's or entity's future performance under this Agreement, including, without limitation, the assurance referred to in subsections 365(b)(1) and (3) of the Bankruptcy Code, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Agreement upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Agreement.

                  (c) PAYMENT ON ASSIGNMENT. If this Agreement is assigned to
                      ---------------------
                  any person or entity pursuant to the provisions of the Bankruptcy Code any and all moneys or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all moneys or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord.

               (d) DEEMED ASSUMPTION. Any person or entity to which this
                   -----------------
               Agreement is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Agreement on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

         14.19 JOINT AND SEVERAL LIABILITY. If Tenant comprises more than one
               ---------------------------
person, corporation, partnership or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.

         14.20 COVENANTS AS TO HAZARDOUS MATERIALS. Tenant covenants and agrees
               -----------------------------------
not to suffer, permit, introduce or maintain in, on or about any portion of the Premises, Building or Project, any asbestos, polychlorinated biphenyl, petroleum products or any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such in any federal, state or local laws, rules or regulations (whether now existing or hereafter enacted or promulgated) or any judicial or administrative interpretation of any thereof, including an judicial or administrative orders or judgments. Any such asbestos, polychlorinated biphenyl, petroleum products and any such other materials, wastes and substances are herein collectively called "Hazardous Materials". Tenant further covenants and agrees to indemnify, protect and save Landlord harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, attorneys' and experts' fees and disbursements) which may at any time be imposed upon, incurred by or asserted or awarded against Landlord and arising from or out of any Hazardous Materials on, in, under or affecting all or any portion of the Building, Project or the Premises, introduced by, or on behalf of, Tenant including, without limitation, (i) the costs of removal of any and all Hazardous Materials from all or any portion of the Building, Premises, or Project, (ii) additional costs required to take necessary precautions to protect against the release of Hazardous Materials on, in, under or affecting the Building, Premises, or Project, into the air, any body of water, any other public domain or any surrounding areas, and (iii) any costs incurred to comply, in connection with all or any portion of the Building, Premises, or Project, with all applicable laws, orders, judgments and regulations with respect to Hazardous Materials.

         14.21 THEFT OR BURGLARY. Landlord shall not be liable to Tenant for
               -----------------
losses due to theft or burglary, or for damages done by unauthorized persons to the Premises or the Building, unless such theft, burglary or damage is caused solely by Landlord's negligence or willful misconduct.

            ARTICLE 15.00   AMENDMENT AND LIMITATION OF WARRANTIES

         15.01 ENTIRE AGREEMENT. IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL
               ----------------
CONSIDERATION FOR THE EXECUTION OF THIS AGREEMENT, THAT THIS AGREEMENT, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS,

STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS AGREEMENT OR THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS AGREEMENT.


         15.02 AMENDMENT. THIS AGREEMENT MAY NOT BE ALTERED, WAIVED, AMENDED OR
               ---------
EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LANDLORD AND TENANT.

         15.03 LIMITATION OF WARRANTIES. LANDLORD AND TENANT EXPRESSLY AGREE
               ------------------------
THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OR MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS AGREEMENT AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT.

                       ARTICLE 16.00   OTHER PROVISIONS

         16.01 SPECIAL STIPULATIONS: The special stipulations, if any, set forth
               --------------------
in Exhibit "G" attached hereto are hereby made a part hereof by reference. To
   ----------
the extent that such special stipulations conflict or are inconsistent with any of the foregoing provisions of this Agreement, the stipulations shall control.

                          ARTICLE 17.00   SIGNATURES

         SIGNED at Fulton County, Georgia this 10th day of December, 1992.

                  LANDLORD                                TENANT

     LAKESIDE COMMONS PARTNERS, a                  AMERICAN SCHOOLS OF
     Georgia general partnership                   PROFESSIONAL PSYCHOLOGY, INC.



BY:   Jamestown Management Company, a              BY:   /S/ Horold J. O'DonnelL
                                                        ------------------------
      Georgia general partnership, as managing     ITS:  President
                                                        ------------------------
      partner



      BY:    Houser Enterprises. Inc. a            WITNESS: /s/ Robert J. Lullo
             -----------------------                       ---------------------
             Georgia corporation, as               DATE:    12/8/92
                                                           ---------------------
             general partner


             BY:  /s/ John W. Houser
                  -------------------------
                     John W. Houser,
                  -------------------------
             ITS:    President
                  -------------------------

         WITNESS:  Nancy M. Miles
                  -------------------------
         DATE:          12/10/92
                  -------------------------

                                  EXHIBIT "B"
                                  -----------

                            PREPARATION OF PREMISES

I.       TENANT'S PLANS AND SPECIFICATIONS

         A. Landlord shall cause to be prepared complete, finished, detailed architectural and engineering drawings and mechanical plans including all dimensions and specifications for all work to be performed by Landlord hereunder ("Tenant's Plans"). The cost of Tenant's Plans shall be charged against the Tenant Improvement Allowance provided below.

         B. Tenant's Plans shall be delivered to Tenant for approval on or before December 16, 1992. Such approval shall not be unreasonably withheld. If Tenant shall have reasonable grounds for withholding its approval of Tenant's Plans, Tenant, within three (3) business days of receipt of Tenant's Plans, shall provide Landlord with written notice of its disapproval detailing with specificity those aspects of Tenant's Plans which Tenant disapproves. In the event Tenant fails to provide Landlord with written notice within such three (3) business day period, Tenant shall conclusively be deemed to have approved Tenant's Plans. In the event Tenant provides timely written notice of its disapproval of Tenant's Plans, within such three (3) business day period, Landlord shall amend Tenant's Plans accordingly and deliver the amended plans to Tenant for approval. The same procedures as for the original Tenant's Plans shall be applicable to any amendments of Tenant's Plans under the preceding sentences. If Tenant shall fail to approve Tenant's Plans within the times provided in this paragraph, then and in addition to any other rights or remedies of Landlord (including but not limited to the provisions of Article VI below) at Landlord's option, Landlord may terminate this Tenancy Agreement. Such option shall not be exercised until at least thirty (30) days after the default in question.

         C. Without the prior written consent of Landlord, Tenant shall make no changes in Tenant's Plans after approval thereof.

         D. After approval of Tenant's Plans, Landlord shall obtain from its general contractor and submit to Tenant a quotation of the cost of improvement of the Premises in accordance with Tenant's Plans. Upon written approval of such quotation by Tenant, Landlord and Tenant shall be deemed to have given final approval to Tenant's Plans, including but not limited to a date for completion of the work required thereunder, and Landlord shall be authorized to proceed with the improvement of the Premises in accordance with Tenant's Plans. Tenant shall have the right to obtain and approve an alternate quotation from another contractor, subject to Landlord's approval of such contractor in Landlord's sole discretion. Failure of Tenant to approve any such quotation shall abate Landlord's obligation to proceed with any improvement of the Premises, but shall not postpone the Commencement Date by more than seven (7) days.

         E. Tenant's Plans of Tenant's Work shall be finally approved by Tenant and Landlord as provided herein no later than December 17, 1992. A copy of Tenant's Plans as so finally approved shall be signed and dated by both Tenant and Landlord and delivered to Landlord for its records.

II.      LANDLORD'S WORK; TENANT'S WORK

         A. Landlord shall perform the following work (herein called "Base Building Work"), at Landlord's sole cost and expense, except as otherwise specifically provided to the contrary below, substantially in accordance with Tenant's Plans as approved by
                  Landlord:

                  1. Ventilating and Air-Conditioning - Duct work, supply and return grilles and thermostats served by a central outside air system to provide air-conditioning to suit normal general office space occupancy. Air supply in tenant spaces is provided by linear diffusers at the Building perimeter, and lay-in diffusers in the interior. All perimeter diffusers are installed by Landlord. Interior lay-in diffusers are provided by Landlord, with 7 feet of flexible duct and spin-ins at the maximum rate of 6.5 per 1,000 usable square feet, but the cost and installation of such diffusers, duct and spin-ins is not a part of Base Building Work. All relocation or addition of ducts, diffusers, or grilles is not part of Base Building Work.

                  2. Ceiling - Suspending grid acoustical ceiling is standard in all tenant space. The grid has a white baked enamel finish, with white 2'x 2' Frost tile. Landlord installs the grid in 4'x 4' modules, and provides 2' and 4' tees and all ceiling tile. IMe installation of all ceiling tile is not part of Base Building Work.

                  3. Lighting - Light fixtures in tenant spaces are 2'x 4'x 6" lay-in, deep cell parabolic with 3 tubes. Landlord will provide these fixtures to a maximum of 10 per 1,000 usable square feet. The installation of such fixtures is not part of Base Building Work.

                  4. Electrical Allowance - The average electrical connected load of the Premises shall be no more than five watts per square foot of the Premises, allocated as follows: (i) no more than three (3) watts per square foot of high voltage electricity, and (ii) no more than two (2) watts per square foot of low voltage electricity, with a maximum of one (1) circuit per 400 square feet relating to standard tenant loads. For the purposes hereof, the consumption of electricity by any equipment requiring dedicated circuits (e.g., copiers, computer circuits,
                                               ---
                           water heaters) does not constitute standard tenant loads. If the Premises consist of more than one floor, then the foregoing defined limits apply to each floor of the Premises. If electrical loads of the Premises exceed the foregoing defined limits, either in terms of watts per square foot or circuits per square foot, then Tenant shall bear all costs associated with installation of additional electrical panels required to support such loads and such installation shall not be a part of Base Building Work.

                  5. Air-conditioning Specifications - Building standard air-conditioning system based on an average electrical connected load of five watts per square foot and one person per 150 square feet of the Premises (or on each floor of the Premises if the Premises consist of more than one floor) in accordance with the following specifications:

                           Summer Conditions:

                           INSIDE TEMPERATURE              OUTSIDE TEMPERATURE
                           ------------------              -------------------

                           78d. F dry bulb                 96d. F dry bulb
                           50% relative humidity           78d. F wet bulb


                           Winter Conditions:

                           INSIDE TEMPERATURE              OUTSIDE TEMPERATURE
                           ------------------              -------------------

                           68d. F dry bulb                 15d. dry bulb
                           30% relative humidity           13d. wet bulb


                  6. Fire Protection - All tenant space will have sprinklers installed by Landlord in a regular grid pattern at the rate of 1 head per 225 square feet of space. Sprinkler heads are ceramic and semi-recessed. All relocation or addition of heads is not part of Base Building Work.

                  7. Blinds - Landlord will furnish and install blinds with 1" aluminum slats on all exterior windows; provided, however, the cost and installation of such blinds is not a part of Base Building Work but is instead to be paid from the improvement allowance provided Tenant hereunder. All blinds are installed with tilt control and top lock mechanisms.

                  Landlord shall, using the existing improvements now in place (including existing Base Building Work) and additional labor and materials as are necessary to complete the work detailed in Exhibit "A" (not including Alternates) prepared by Hendrick Associates, dated November 25, 1992; and mutually executed by Tenant and Landlord, ("Landlord's Work") complete the improvements, turnkey, at Landlord's sole cost and expense.

         B. Any remaining costs and additional expenses of preparation of Tenant's Plans and of improving the Premises are herein referred to as "Tenant's Work."

III.     EXTRA WORK

         A. Tenant may request substitutions, additional or extra work and/or materials over and above that required under Tenant's Plans approved under Section E of Article I above (herein called "Extra Work") to be performed by Landlord, provided that the Extra Work, at Landlord's option, (i) shall not require the use of contractors or types of contractors other than those normally engaged by Landlord in the Building: (ii) shall not delay completion of Landlord's Work or the Commencement Date; (iii) shall be practicable and consistent with existing physical conditions in the Building and with the plans for the Building which have been filed with the applicable governmental authorities having jurisdiction thereover; (iv) shall not impair Landlord's ability to perform any of Landlord's obligations hereunder or under this Agreement or any other Agreement with respect to space in the Building; and (v) shall not affect any portion of the Building other than the Premises. All Extra Work shall require the installation of new materials and shall be otherwise subject to Landlord's reasonable approval.

         B. Subject to Landlord's written consent, Tenant may request the omission of an item of work required under the approved Tenant's Plans, provided that such omission shall not delay the completion of the Premises, and Landlord thereafter shall not be obligated to install same. No credit shall be granted to Tenant for such omitted items.

IV.      PAYMENTS

         A. The costs of Tenant's Work shall be paid by Tenant to Landlord as follows:

                  1. Upon the approval by Tenant and Landlord of Tenant's Plans and of the quotation estimating the cost of Tenant's Work, in the manner described in Article I, Section E of this Exhibit B, Tenant shall pay forthwith to Landlord fifty percent (50%) of the cost of Tenant's Work as estimated in the referenced quotation (the "Initial Payment").

                  2. Upon substantial completion of the Premises, Tenant shall pay to Landlord 85 % of the cost of Tenant's Work, less the amount of the Initial Payment previously paid to Landlord.

                  3. Upon the rendering of a reconciliation by Landlord to Tenant showing the aggregate cost of Tenant's Work and payments previously made to Landlord, Tenant shall pay to Landlord the remainder of the cost of Tenant's Work.

         B. As costs are incurred and bills are received by Landlord in the performance of Extra Work, Tenant shall make periodic payments to Landlord within ten (10) days after receipt by Tenant of a statement therefor from Landlord.

         C. Upon substantial completion of the Premises in accordance with Tenant's Plans, Tenant shall pay Landlord for coordination and supervision of such work an amount equal to 5% of the total cost of such work, which coordination and supervision fee shall be paid out of the improvement allowance provided Tenant hereunder.

V.       COOPERATION

         All work not within the scope of the normal construction trades employed for the Building, such as the furnishing and installing of draperies, furniture, telephone equipment and wiring, and office equipment, shall be furnished and installed by Tenant at Tenant's expense. Tenant shall adopt a schedule in conformance with the schedule of Landlord's contractors and shall conduct its work in such a manner as to maintain harmonious relations and as not to interfere unreasonably with or delay the work of Landlord's contractors. Tenant shall cause its telephone contractor to contact Landlord with regard to installation of a telephone system in the Premises within three (3) business days of the date Landlord commences construction of the Premises.

VI.      COMMENCEMENT DATE

         Subject to the following provisions, the Commencement Date shall be the earlier of the date on which Tenant occupies the Premises for business, or the date on which preparation of the Premises in accordance with Tenant's Plans is substantially complete. For the purposes of this Agreement, the Premises shall be deemed "substantially complete" upon the issuance of a certificate of occupancy or temporary certificate of occupancy with respect to the Premises. The Premises shall be conclusively presumed to be delivered and accepted in full compliance with this Agreement on the Commencement date, except for defects of which Tenant gives Landlord written notice with reasonable specificity within ten (10) business days after the Commencement Date. If Landlord shall be delayed in substantially completing the Premises as a result of:

         A. Tenant's failure to furnish when due Tenant's Plans, approvals of quotations or revisions of Tenant's Plans; or

         B. Tenant's failure to file promptly the approved Tenant's Plans and the mechanical plans and specifications provided for in
                  Article II hereof; or

         C.       Extra Work; or

         D.       Tenant's changes in Tenant's Plans subsequent to approval; or

         E. The performance or completion of work in the Premises by Tenant or by a person, firm or corporation employed by Tenant; or

         F. Any other act or omission caused by or on behalf of Tenant, including, without limitation, the breach by Tenant of its obligations under this Agreement; then Landlord shall not be responsible for any such delays and the Commencement Date shall be accelerated by the number of days of such delay. In addition, Tenant shall reimburse Landlord for any and all expenses, losses, costs and damages suffered by Landlord and caused by such delay.

                                  EXHIBIT "C"
                                  -----------

                   LETTER AGREEMENT AS TO TERM AND PREMISES

Lakeside Commons Partners ("Landlord") and American Schools of Professional Psychology, Inc., an Illinois corporation ("Tenant"), do each hereby agree and certify to the other that the Term of that certain Tenancy Agreement between Landlord and Tenant dated December 4, 1992, commenced February 1, 1993 and will expire on the 31st day of August, 2003, unless extended or sooner terminated as may be provided in the Agreement. Tenant hereby acknowledges that it has accepted delivery of the Premises in "substantially complete" condition as defined in the Agreement, and that said Premises are in full compliance with all requirements of the Agreement, except for defects of which Tenant gives Landlord written notice with reasonable specificity within ten (10) business days from the commencement date referenced above.

         IN WITNESS WHEREOF Landlord and Tenant have executed this instrument this the 10th day of December, 1992.





              LANDLORD                                    TENANTS

     LAKESIDE COMMONS PARTNERS, a                  AMERICAN SCHOOLS OF
     Georgia general partnership                   PROFESSIONAL PSYCHOLOGY, INC.


BY:   Jamestown Management Company, a              BY:   /s/ Harold J. O'Donnell
                                                        ------------------------
      Georgia general partnership, as managing     ITS:      President
                                                        ------------------------
      partner



      BY:    Houser Enterprises. Inc. a            WITNESS: /s/ Robert J. Lullo
             -----------------------                       ---------------------
             Georgia corporation, as               DATE:        12/8/92
                                                           ---------------------
             general partner


             BY:  /s/ John W. Houser
                  -------------------------
                  John W. Houser,
                  -------------------------
             ITS: President
                  -------------------------

         WITNESS: /s/ Nancy M. Miles
                  -------------------------
         DATE:    12/10/92
                  -------------------------

                                  EXHIBIT "D"
                                  -----------

BASE RENT
---------

The base rent schedule for AMERICAN SCHOOLS OF PROFESSIONAL PSYCHOLOGY, INC.
                           -------------------------------------------------
will be as follows:

                   YEAR(S)         AMOUNT/SF/ANNUM
                   ----------------------------------

                   1            $ 13.95 2/93 - 1/94
                   2              14.55 2/94 - 1/95
                   3              15.25 2/95 - 1/96
                   4              16.00 2/96 - 1/97
                   5              16.75 2/97 - 1/98
                   6 - Balance    17.50 2/98 - 8/31/03
                       of Term

                                  EXHIBIT "E"
                                  -----------

                             RULES AND REGULATIONS

1. No sign, picture, advertisement, or notice shall be displayed by Tenant on any part of the Premises or the Building unless the same is first approved by Landlord. Any such sign, picture, advertisement, or notice approved by Landlord shall be painted or installed for Tenant by Landlord at Tenant's expense. No awnings, curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of the Landlord, including approval by the Landlord of the quality, design, color, and manner attached.

2. Tenant shall not do or permit to be done in or about the Premises or the Building any act which obstructs or interferes with the rights of other tenants of Landlord, or annoy them in any way, including, but not limited to, making loud or unseemly noises. Tenant shall not use the Premises for manufacturing, storage, or sale of merchandise or property of any kind, sleeping, lodging, or cooking at any time except with Landlord's written permission. Tenant may use for its own employees within its Premises a conventional coffee-maker, a standard microwave and refrigerator, but Tenant shall be responsible for shutting off all such appliances at the close of each business day.

3. No vending machines of any kind will be installed, permitted or used by Tenant on any part of the Premises without Landlord's written permission. No part of the Building shall be used for gambling, immoral, or unlawful purposes. No intoxicating beverage shall be sold or consumed in the Building without the prior written consent of Landlord. No area outside of the Premises shall be used by Tenant for storage purposes at any time. No bicycles, vehicles, or animals of any kind shall be brought into the Building by Tenant or kept in or about the Premises.

4. The sidewalks, entrances, passages, corridors, halls, elevators, and stairways shall not be obstructed by Tenant or used for any purpose other than those for which same were intended as ingress and egress. No window shall be covered or obstructed by Tenant. Toilets, wash basins, and sinks shall not be used for any purposes other than those for which they were constructed, and no sweeping, rubbish, coffee grounds, or other obstructing substances shall be thrown therein.

5. No additional lock, latch or bolt of any kind shall be placed upon any door or any changes be made in existing locks or mechanism thereof by Tenant without the consent of Landlord, and such consent of Landlord shall be requested by Tenant in writing.

6. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or issue from the Premises, and no flammable, combustible or explosive fluid, chemical or substance shall be brought into the Building by Tenant.

7. Tenant shall be responsible for locking all entrance doors to the Premises upon the conclusion of the business day. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage. Except during Tenant's normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry of the Premises closed and secured. Landlord shall not be responsible for any lost or stolen property, equipment, money or jewelry from the Premises regardless of whether such loss occurs when the Premises are locked or not.

8. No safes, furniture, boxes, large parcels, or other kind of freight shall be taken to or from the Premises by Tenant or allowed in any elevator, hall, or corridor at any time except by permission of, and at all times allowed by, Landlord. The persons employed to move Tenant's articles must be approved by Landlord.

9. The Building shall be open to Tenant, its employees, and business visitors during such business hours as are deemed standard by Landlord from time to time on all days except Saturdays after 1:00 p.m., Sundays and holidays. At all other times every person, including Tenant, its employees and visitors entering and leaving the Building may be questioned by a watchman as to that person's business therein, and may be required to sign such persons name on a form provided by Landlord for registering such person.

10. Tenant shall not employ any person other than Landlord's contractor or employees for the purpose of cleaning and taking care of the Premises.

11. All decoration of the Premises, including design, color selection, and finish work of the Premises which is visible from any corridor, elevator or other such common area, shall be made only with specific written approval from Landlord, and in the absence of such approval Landlord may require Tenant to remove undesirable decoration and restore the premises to its former condition. Landlord shall provide Tenant with a list of approved subcontractors from which Tenant must choose to do finish work.

12. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

13. Tenant shall not overload any floor and shall not install any heavy objects, safes, business machines, files or other equipment without having received Landlord's prior written consent as to size, maximum weight, routing and location thereof.

14. No tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord, and as the Landlord may direct.

15. Canvassing, soliciting, and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

16. Effective April 1, 1991, the common areas at Lakeside Commons will be Non Smoking. Commons Areas include all hallways, stairwells, restrooms, lobbies, elevators, elevator lobbies and any public areas. Smoking policies inside individual suites should be determined by the Tenant.

17. This edition of Rules and Regulations shall be effective on and after August 1, 1985 as from time to time later supplemented and amended by
     --------------
     Landlord. Landlord shall not be responsible to Tenant for the non-observance, or violation, of any of these Rules and Regulations by other tenants of the Building.

                                  EXHIBIT "F"
                                  -----------

                            BUILDING MOVING POLICY

The following rules pertain to (i) moving Tenant's furniture, equipment and supplies into or out of the building, and (ii) the delivery of substantial amounts of equipment, furniture or supplies to existing tenants in the Building. Any movers that do not adhere to the following rules will not be allowed to enter the Building or will be required to discontinue the move.

1. No move into or out of building shall take place during normal business hours of the Building. Moves must be scheduled after 5:30 p.m. on weekdays or during weekends and holidays. There will be a $15.00 per hour charge for an overtime Security Guard to monitor the loading dock during your move.

2. Building management must be notified at least ten (10) days prior to your proposed moving date in order to coordinate dates and the details of the move. A representative of the moving company must contact the management office at least five (5) days prior to the proposed moving date. The service elevator, which must be used for your move, will be available only if the management office has been timely notified. For insurance purposes, the moving company representative must meet in person with the management office for a tour of the building route to be taken during the move.

3. All moving company employees should be in uniform or wear some form of identification. All moving company employees must be bonded.

4. There will be no smoking inside of the building by any employee of the moving company (in order to prevent carpet burns).

5. Prior to the move, the moving company must submit a Certificate of Insurance naming Landlord as an additional insured. The moving company must carry insurance with at least the following coverage:

          a.   Worker's compensation insurance in the amount of $100,000.

          b. Comprehensive General Liability insurance shall include coverage for hazards on premises-operation, elevators, products and completed operations and also personal injury coverage and contractual liability coverage designating the assumption of liability under performance of the act of moving. Such insurance shall be in limits no less than $500,000 per person bodily; and $500,000 per occurrence for property damage. Property damage insurance shall be in broad form, including completed operations.

          c.   An umbrella policy with a limit of $1,000,000 per occurrence.

          Each moving company transporting supplies, furniture, and/or equipment through the Building shall secure and present to the building manager a certificate reflecting these coverages at least twenty-four (24) hours before the move takes place. Please make sure your moving company meets the above requirements so they will be permitted to move your company to the building.

6. The route to be followed in the Building during the move must be approved by Landlord. The moving company must provide and install adequate protective coverings on all vulnerable corners, walls, door facings, elevator cabs and other areas along the route to be followed during the move. These areas will be inspected for damage after the move.

7. Clean masonite sections must be used as runners on all finished floor areas here heavy furniture or equipment is being moved with wheel or skid type dollies. The masonite must be at least one fourth inch thick. All sections of masonite should be taped to prevent sliding.

8.   Do not stick duct tape onto the floors, walls, door jambs, or doors.

9. All vendor and moving company boxes and cartons are to be removed from the premises by the vendor or moving company. They are not to be disposed of in the dumpster on the loading dock.

10. It is the Tenant's responsibility to notify Landlord of items to be moved which are unusually large or heavy (in excess of 3,500 pounds) or which may require review by Landlord. Dimensions and weight may prohibit the safe transport and placement within acceptable structural guidelines. Any large items that cannot be placed in the service elevator will require special hoisting arrangements which will be made through the Landlord. Tenant's moving company should include in the bid price to the Tenant any additional charges required for extra services which may need to be provided by the moving company to hoist large items.

11. Access control personnel will be notified as to the move-in schedule and will monitor the progress of the move. Any changes in the move-in schedule must be reported to Landlord or Landlord's representative immediately. An emergency phone number will be required by the access control personnel for the moving company's supervisor and for the Tenant's representative responsible for coordinating the move.

12. When ordering equipment, furniture, supplies, etc. at any time before or after your move, please specify "Inside Delivery" to your suite, because Landlord is not responsible for deliveries from the loading dock to your suite.

                                  EXHIBIT "G"
                                  -----------

                             SPECIAL STIPULATIONS
-------------------------------------------------
                  TO STANDARD TENANCY AGREEMENT (THE "LEASE")
-------------------------------------------------------------
                                    BETWEEN
-------------------------------------------
                           LAKESIDE COMMONS PARTNERS
----------------------------------------------------
                                      AND
-----------------------------------------
               AMERICAN SCHOOLS OF PROFESSIONAL PSYCHOLOGY, INC.
----------------------------------------------------------------

1.       RENTAL ADJUSTMENT

         (a) Tenant shall pay to Landlord as additional rental, a rental adjustment (the "Rental Adjustment") which shall be determined as of the first anniversary of the Commencement Date thereafter and as of each anniversary of the Commencement Date thereafter in the manner hereinafter provided (each such date being hereinafter in this Special Stipulation No. I called an "Adjustment Date", and each one (1) year period from any given Adjustment Date through the day before the next succeeding Adjustment Date being herein called the "Adjustment Period"). Each such Rental Adjustment shall be payable in monthly installments in advance on the first day of every such calendar month during the Adjustment Period for which such Rental Adjustment was determined. A prorated monthly installment, based on a thirty (30) day month, shall be paid for any fraction of a month in the Commencement Date that falls on any day other than the first day of a calendar month, or if the Lease Term is terminated or the Expiration Date falls on any other day other than the last day of a calendar month. Landlord shall use its best efforts to notify Tenant in writing of the monthly amount of the Rental Adjustment for each Adjustment period at least ten
(10) days prior to the date on which the first installment of such Rental Adjustment is due and payable, or as soon thereafter as is practicable. Failure by Landlord to notify Tenant of the monthly amount of such Rental Adjustment shall not prejudice Landlord's right to collect the full amount of such Rental Adjustment, nor shall Landlord be deemed to have forfeited or surrendered its rights to collect such Rental Adjustment which may have become due pursuant to this Section, and Tenant agrees to pay upon demand all accrued but unpaid Rental Adjustment.

         (b) For each Adjustment Period, each monthly installment of the Rental Adjustment shall be an amount equal to one-twelfth (1/12) of the product of. (i) the Base Rental of the Lease Agreement, as contained in Schedule "D", multiplied
                                                                      ----------
by (ii) .50, multiplied by, (iii) the "percentage increase" (as hereinafter
--           -------------
defined, if any, in the "Consumer Price Index" as hereinafter defined, and being herein called "CPI", as such percentage increase is determined with respect to the Adjustment Date beginning such Adjustment Period. Landlord and Tenant agree that in no event the CPI increase will be less than four percent (4%) or greater than eight percent (8%) throughout the term of the Lease.

         (c) For purposes of subsection (b) above, the "percentage increase," if any, in the CPI for each Adjustment Date shall mean and equal the quotient (expressed as a decimal) determined by dividing (i) the difference obtained by subtracting the CPI most recently published prior to the calendar month in which the Commencement Date falls from the CPI most recently published prior to the Adjustment Date in question (if the difference so obtained is negative, then this factor (1) shall be deemed to be zero), by (ii) the CPI most recently published prior to the calendar month in which the Commencement Date occurs.

         (d) The term "Consumer Price Index" or "CPI" as used in subsections (b) and (c) above shall mean the Index now known as the United States Bureau of Labor Statistics, Consumer Price Index for Urban Consumers (1982-84-100) specified for All Items relating to the U.S. City Average. In the event the CPI shall hereafter be converted to a different standard reference base or otherwise revised, the termination of the amount of the Rental Adjustment under subsections (a), (b) and (c) above, for each Adjustment Date after such conversion factor, formula or table for converting the CPI as may be published by a department or agency of the United States Government, or failing such publication, then with the use of such conversion factor, formula, or table as may be published by any nationally recognized publisher of similar statistical information. Should the parties not be able to secure such appropriate conversion or adjustment, they shall agree on some other index serving the same purpose so as to adjust the rental as provided for herein, or if they are unable to agree the Landlord shall designate a comparable index.

         (e) Nothing contained in this Special Stipulation shall be construed at any time so to reduce the monthly installments of Base Rental payable hereunder below the amount set forth in Exhibit "D" of this Lease.
                              -----------

2.       FREE RENT

         As long as Tenant has not defaulted in its obligations herein, Landlord grants Tenant the use and occupancy of the Premises, free of base rental, during the first six and one-half (6.5) months following the commencement of the Lease.

3.       TENANT'S EXISTING LEASE

         In lieu of assuming Tenant's existing lease obligation, as long as Tenant has not defaulted, nor is in default under this Lease, commencing with and conditioned upon Tenant's monthly payment of rent to Landlord under the Lease, Landlord shall credit Tenant's account in the amount of $4,827.00 per month to fully amortize Tenant's obligation of $115,000 under Tenant's existing lease.

4.       RIGHT OF FIRST REFUSAL

         As long as Tenant has not defaulted in its obligations set forth in the Lease, subject and subordinate to rights previously granted existing tenants, Landlord grants a continuing right of first refusal on contiguous units of space on the Penthouse Level that become available during the initial term of the lease only under the following terms and conditions: (i) expansions during the first sixty (60) months of Tenant's term, at a base rental rate of $16.75/RSF plus all accrued increases (whether a result of CP1 increases or D.O.E. pass through); such base rental increasing throughout the remaining unexpired term as set forth in the Lease, with an improvement allowance equal to $.12 per rentable square foot of the expansion area times the number of months remaining in the unexpired term. (ii) thereafter, through expiration, at rental rates equal to the then "market rate".

5.       RENEWAL OPTION

         As long as Tenant has not defaulted in its obligations set forth in the Lease, Landlord grants Tenant, and Tenant only, the one time option to renew its Lease of the Premises for one (1) additional five (5) year term by giving Landlord two hundred eighty (280) days prior notice as to Tenant's desire to renew, and the execution of a Lease agreement by Landlord and Tenant within sixty (60) days of such notice at the then "market rate."

6.       MOVING ALLOWANCE

         As long as Tenant has not defaulted in its obligations herein, Landlord shall pay to Tenant an amount equal to $3.85/rentable square foot demised, within thirty (30) days of Tenant's occupancy and the mutual execution of Exhibit "C" of this agreement.
-----------

7.       HEALTH CLUB MEMBERSHIP

         As an inducement to enter into this agreement, Landlord will fund the cost of two (2) memberships (initiation fees only) to the Concourse Athletic Club.

8.       SECURITY SYSTEM

         Tenant, throughout the term of the Lease, at Tenant's sole cost and expense and subject to adequate existing capacity/capability of Landlord's system, may establish an electronic security system for the demised premises utilizing Landlord's system and contractors.

9.       SIGNAGE

         Subject to zoning, municipal codes and the mutual approval of Landlord, Tenant and Landlord's architect, as an inducement to Tenant to locate on the Penthouse Level of Lakeside Commons, Landlord, at its sole cost and expense, shall provide Tenant with the following identification signage:

         A)       Monument: Landlord shall design, manufacture and install an
                  --------
         exterior granite tombstone style sign etched with the school's initials, just west of the Hammond Drive entry/exit to the project.

         B)       Lobby: Landlord shall design and install directional signage,
                  -----
         (bearing the school's initials only), in the main lobby of the building which will direct Tenant's Students and guests to the Penthouse Level.

         C)       Elevator: Landlord shall design and install a small plaque in
                  --------
         each elevator cab over the floor buttons which instruct Tenant's Students and guests to take the elevator to the 10th Floor to access the Penthouse Level elevator.

         Further, Tenant may, at its option, sole cost and expense, erect signage in the Penthouse elevator lobby, utilizing the full school name, subject to the mutual approval of Landlord, Tenant and Landlord's architect.

10.      SQUARE FOOTAGE ADJUSTMENT

         Notwithstanding anything to the contrary contained throughout the Lease, Tenant's rentable square footage, base rent, operating expense and any other elements of the Lease based on the square footage demised, shall be adjusted to reflect the actual and final square footage of the Premises determined by the space plan, mutually executed by Tenant and Landlord.

11.      ELEVATOR LOBBY IMPROVEMENTS

         As an inducement to American Schools of Professional Psychology, Inc. to lease the Penthouse Level, simultaneously with the construction of Tenant's space, Landlord will commence improvements to the Penthouse elevator entry (on the 10th Floor) and to the elevator lobby of the Penthouse Level including recessed/indirect lighting, new wallpaper, floor covering and wood veneer casing and install new wallpaper and floor covering in the common corridor areas of the Penthouse Level, all at Landlord's sole discretion and complete the same within the first ninety (90) days of Tenant's lease term.

                                                                LAKESIDE COMMONS
--------------------------------------------------------------------------------

January 25, 1993


Mr. Robert J. Lullo
Controller/CFO
American Schools of Professional Psychology, Inc.
220 South State Street
Suite 609
Chicago, Illinois 60604

Dear Bob:

I hope that by now you have noticed the changes taking place at Lakeside Commons and that you have taken advantage of your newly remodeled and restaffed Cafe,
                                                                        ----
the new Shared Conference Facility on the 5th floor, and the renovated Health
        --------------------------                                     ------
Club with additions of treadmill and stairmaster equipment. We will continue
----
refurbishing the common areas of the building throughout '93 as well as expanding the closed circuit surveillance of the building entries to include the parking deck, monitored 24 hours a day by on-site security.
                        ----------------------------------

As a part of our obligation to the lender who in concert with the owners have made these improvements to the building possible, we are required to prepare the attached estoppel for your review and signature. The required information has been drawn from your lease document. For your convenience, we have included those pages from your lease which support this data. Please review it carefully and, if you are in agreement, sign, date, have the estoppel witnessed and call Ms. Nancy Miles @ (404) 399-9344 for pick-up this week.

On behalf of all of us at Jamestown Management & Realty, thank you for your patience during the construction, and your contribution in establishing Lakeside Commons as a preferred business location. If I can answer any questions you may have regarding this document or be of service to you in any way, don't hesitate to call on me.

Sincerely yours,


J. Richard Speer
Jamestown Realty Company, L.P.
as Agent for Lakeside Commons

JRS:nmm
Enclosures

--------------------------------------------------------------------------------
AMERICAN SCHOOLS                                  220 South State Street
OF PROFESSIONAL PSYCHOLOGY, INC.                  Suite 609
                                                  Chicago, IL 60604
                                                  312-922-1025
                                                  Fax 312-922-1730


March 22, 1993

Mr. Richard Spear
Lakeside Commons Partners
990 Hammond Drive
Suite 520
Atlanta, GA 30328

Dear Richard,

Regarding the signage for the Georgia School of Professional Psychology it is my understanding that the following signs have been ordered and have either been or are about to be installed.

          - Lobby directory identification on both floor
          - Lobby individuals signs on both lobby floors and 10th floor lobby
          - Elevator signs in all main floor cabs
          - Elevator buttons reading "GSPP" instead of "PH" on private cab

In addition, we will need to have your sign company begin design and construction of the following signs.

          - Monument sign by street
          - Identity signage in 11th floor elevator lobby opposite elevator door
          - School initials "GSPP" on header over tenth floor private elevator lobby

I have enclosed rough drawings for each type of sign and would like to have your designer submit sketches to me for approval based on these designs.

Your help in this matter is greatly appreciated.

Sincerely,


Robert J. Lullo
Controller/CFO

                                 GSPP SIGNAGE

1. Monument Sign to be placed approximately where the current "Space for Lease" sign is for Jamestown Properties.

                                    G S P P

2. Style of initials to be placed over tenth floor lobby entrance to private elevator.

                                    G S P P

3.   Sign to be erected in 11th floor elevator lobby opposite elevator doors.

                               GEORGIA SCHOOL OF
                            PROFESSIONAL PSYCHOLOGY

                           ADMINISTRATION/FACULTY *

                             * CLASSROOMS/LIBRARY

                                                                LAKESIDE COMMONS
--------------------------------------------------------------------------------


April 27, 1995
                                                            VIA FAX 312-201-1907


Mr. Keith Zekind
American Schools of Professional Psychology, Inc.
220 South State Street, Suite 509
Chicago, IL 60604

RE:      LAKESIDE COMMONS OFFICE BUILDING
         TENANT ESTOPPEL CERTIFICATE DATED APRIL 21, 1995

Dear Mr. Zekind:

Dr. O'Donnell signed a tenant estoppel certificate related to the space leased to the American Schools of Professional Psychology in the Lakeside Commons Office Building in Atlanta, GA. Schedule A to the tenant estoppel certificate inadvertently omitted the information about the CPI provision contained in your lease agreement dated December 4, 1992.

I have attached a revised Schedule A to the tenant estoppel certificate which contains the correct information about the CPI provision. If possible, I need Dr. O'Donnell to initial the revised Schedule A. The revised schedule should be telefaxed to me at 404-395-3602 as soon as possible.

To assist in your review of this matter, I have enclosed a copy of the original estoppel agreement and page one of Exhibit G of the original lease agreement which contains the information about the CPI provision.

Thank you very much for your assistance in this matter. I apologize for any inconvenience this request has created for Dr. O'Donnell or you. Please call me at 404-395-3630 if you have any questions.

                                Very truly yours,


                                ________________________________________
                                Lakeside Commons Partners
                                By:  Jamestown, managing general partner
                                By:  William D. Newcomb, general partner

                                   ORIGINAL
                                   --------

                                  SCHEDULE A

TENANT:                       Georgia Schools of Professional Psych.

PREMISES:                     Suite 1100

PROPERTY:                     Lakeside Commons

LEASE:                        12/4/94

AMENDMENTS
RELATED DOCUMENTS:            First Amendment Expansion 7/6/94

TERM COMMENCEMENT:            2/01/93

TERM EXPIRATION               8/31/2003

LAST MONTHLY RENTAL
PAYMENT DATE:                 See attached aging

SECURITY DEPOSIT:             $10,485.75

PREPAID RENTAL:               None

MONTHLY BASE RENTAL
CURRENTLY IN EFFECT:          $12,611.73 minus $4,827.00 rent credit

BASE YEAR:                    1992

EXPENSE STOP:                 $5.98

CPI PROVISION:

                                    REVISED
                                    -------

                                  SCHEDULE A

TENANT:                       American Schools of Professional Psych.

PREMISES:                     Suite 1100

PROPERTY:                     Lakeside Commons

LEASE:                        12/4/92

AMENDMENTS
RELATED DOCUMENTS:            First Amendment Expansion 7/6/94

TERM COMMENCEMENT:            2/01/93

TERM EXPIRATION:              8/31/2003

LAST MONTHLY RENTAL
PAYMENT DATE:                 See attached aging

SECURITY DEPOSIT:             $10,485.75

PREPAID RENTAL:               None

MONTHLY BASE RENTAL
CURRENTLY IN EFFECT:          $12,611.73 minus $4,837.00 rent credit

BASE YEAR:                    1992

EXPENSE STOP:                 $5.98

50% CPI PROVISION:            Min. 4%, Max. 8%

                                   EXHIBIT D
                                   ---------

                          TENANT ESTOPPEL CERTIFICATE
                          ---------------------------

BACKGROUND
----------

         1.  The tenant ("Tenant") identified on Schedule A attached hereto and
                                                 ----------
by this reference made a part hereof, leases space (the "Premises") identified on Schedule A hereto, in the improved real property (the "Property") identified
   ----------
on Schedule A hereto, pursuant to a Lease identified on Schedule A hereto (the
   ----------                                           ----------
lease, any amendments and related documents listed an Schedule A, collectively,
                                                      ----------
the "Lease").

         2. Tenant has been advised that the Property, together with the Lease, will be conveyed pursuant to that certain Purchase and Sale Agreement for Lakeside Commons, Atlanta, Georgia, (the "Purchase Agreement") by and among Yarmouth Capital Partners, L.P.I. ("Purchaser"), Lakeside Commons Partners ("Seller") and Piedmont Title Insurance Agency, Inc., ("Escrow Agent") (the purchase and sale contemplated in the Purchase Agreement, the "Transaction"). As used herein, the term "Landlord" shall mean Seller, as the current "landlord" or "lessor" under the Lease.

CERTIFICATE:
-----------

         Tenant certifies and agrees that:

         (a) The Lease represents the entire agreement between Landlord and Tenant and there are no supplements, amendments or modifications of the Lease, except as specifically set forth on Schedule A hereto. The Lease is in full
                                    ----------
force and effect, and all conditions to the effectiveness or continuing effectiveness of the Lease have been satisfied. Tenant has unconditionally accepted possession of the Premises pursuant to the Lease, is presently in occupancy at the Premises and paying rent on the Premises.

         (b) The term of the Lease commenced on, and will expire on, the dates set forth on Schedule A hereto, subject to the extension and/or renewal options
             ----------
(if any) set forth in the Lease.

         (c) The last payment of monthly rental was made on the date stipulated on Schedule A. There is no credit, deduction, abatement, claim, offset or
   ----------
defense with respect to the Tenant's obligation to pay rent or additional rent under the Lease, nor is Tenant entitled to an), concession, rebate, allowance or other consideration for work or for free or reduced rent in the future.

         (d) Any security deposit paid by Tenant is shown on Schedule A.
                                                             ----------

         (e) Tenant has not paid any installment of rent or other payment payable under the Lease, for more than thirty (30) days in advance of the due date hereof, except as set forth on Schedule A.
                                    ----------

         (f) That neither Landlord nor Tenant is in default of its respective obligations under the Lease and that no condition exists which with the giving of notice or the passage of time or both would constitute a default under the Lease by either Landlord or Tenant.

         (g) Tenant has not assigned or sublet, pledged, hypothecated or encumbered its interest in the Lease without the prior written consent of the Landlord.

         (h) The monthly base rental in effect as of the date of this Certificate is set forth on Schedule A. The Base Year and Expense Stop is set
                            ----------
forth on Schedule A. If applicable, the CPI Provision is set forth on Schedule
         ----------                                                   --------
A.
-

         (i) The Tenant is not involved in any bankruptcy, reorganization or insolvency proceedings.

         (j) Tenant has not, and will not, generate, store, handle or otherwise deal with any hazardous or toxic waste, substance or material, or contaminants, oil, pesticides, radioactive or other materials on the Premises, the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any local, state or federal agency, authority or governmental unit.

         (k) In connection with the consummation of the Transaction, Tenant agrees that Seller, Purchaser and Escrow Agent may rely upon the truth and accuracy of the certifications and the agreements made in this Certificate in connection with the consummation of the Transaction. This Certificate shall inure to the benefit of Purchaser, and its successors and assigns, and shall be binding upon Tenant, and it successors and assigns.

         IN WITNESS WHEREOF, Tenant has executed this Certificate as of the day stated below.


                                       /s/ HAROLD J. O'DONNELL
                                       -----------------------------------------
                                       (Name of Tenant)


                                       By:    HAROLD J. O'DONNELL
                                          --------------------------------------
                                       Name:    PRESIDENT
                                            ------------------------------------
                                       Title:  AMERICAN SCHOOLS OF PROF. PSYCH.
                                             -----------------------------------


                                       Date of Execution:___________________

                                                                        LAKESIDE
                                                                         COMMONS

--------------------------------------------------------------------------------


June 30, 1994


Via Federal Express:  Airbill #6260083281
-----------------------------------------

Dr. Harold O'Donnell
American Schools of Professional Psychology, Inc.
220 South State Street, Suite 509
Chicago, Illinois 60604

RE: Lease Amendment Dated March 17, 1994 by and between Lakeside Commons Partners and American Schools of Professional Psychology, Inc.

Dear Dr. O'Donnell:

With regard to the above-referenced Lease Amendment, I enclose four executable copies of the Letter Agreement as to Term and Premises. This exhibit identifies the lease term for your expansion premises to be July 1, 1994 through August 31, 2003.

Please review the documents and, if you are in agreement with the statements made, sign all copies on behalf of the American Schools of Professional Psychology, Inc. and return to me. I will then obtain signatures on behalf of Lakeside Commons Partners and return a fully-executed, original Lease Amendment to you for your permanent files.

Should you have questions or if I may be of any assistance to you, please don't hesitate to contact me directly at (404) 395-3613.

Sincerely,

/s/ Nancy M. Miles
Nancy M. Miles
Leasing Coordinator

:nmm
----
Enclosures
cc:  J. Richard Speer
     Dr. Joseph Bascuas

                                                                        LAKESIDE
                                                                         COMMONS

--------------------------------------------------------------------------------





                                  DISCLAIMER
                                  ----------


                           LAKESIDE COMMONS PARTNERS

                                      AND

               AMERICAN SCHOOLS OF PROFESSIONAL PSYCHOLOGY, INC.


The attached Lease Draft is not intended to be contractual in nature. It is only an expression of the basis on which Lakeside Commons Partners would consider entering into a lease for the subject space, and Lakeside Commons Partners shall have no obligation to lease the subject space to American Schools of Professional Psychology, Inc. unless and until a final lease, in form and substance satisfactory to Lakeside Commons Partners has been prepared and executed by American Schools of Professional Psychology, Inc. and Lakeside Commons Partners. Any reliance by American Schools of Professional Psychology, Inc. on the possibility that Lakeside Commons Partners might enter into a lease with American Schools of Professional Psychology, Inc. shall be at American Schools of Professional Psychology's risk and expense. This lease is also subject to credit references satisfactory to Lakeside Commons Partners and the availability of the premises delineated in the Lease or substitute space at the time Lakeside Commons Partners is prepared to sign a lease.

                                                                        LAKESIDE
                                                                         COMMONS

--------------------------------------------------------------------------------



July 6, 1994



Dr. Harold O'Donnell
American Schools of Professional Psychology, Inc.
220 South State Street, Suite 509
Chicago, Illinois 60604


RE: Lease Amendment Dated March 17, 1994 by and between Lakeside Commons Partners and American Schools of Professional Psychology, Inc.; Expansion


Dear Dr. O'Donnell:

Concerning the above-referenced expansion, I enclose your fully-executed original Lease Amendment and construction drawing.

I hope that your expansion premises are as you and Dr. Bascuas had envisioned. If I may be of assistance to you in the future, please don't hesitate to contact me directly at 404/395-3613.

Sincerely,

/s/ Nancy M. Miles
Nancy M. Miles
Leasing Coordinator

:nmm
----
Enclosure
cc:   Dr. Joseph Bascuas (w/enclosure)
      Mr. J. Richard Speer
      Mr. David Morgan (w/enclosure)

                                LEASE AMENDMENT
                                   EXPANSION


This Memorandum of Lease is made as of March 17, 1994 between Lakeside Commons Partners ("Landlord') and American Schools of Professional Psychology, Inc. ("Tenant").

     WHEREAS, Lakeside Commons Partners and Tenant have entered into a lease agreement dated December 4, 1992 ("Lease"), by which Lakeside Commons Partners demised unto Tenant approximately 7,702 Rentable Square Feet on the 11th Floor (Suite 1100) of the building located at 990 Hammond Drive, Atlanta, Georgia 30328, all as more particularly described in the Lease;

     WHEREAS, Landlord and Tenant desire to expand the Demised Premises, modify and confirm certain other matters relating thereto as set forth herein below;


     NOW, THEREFORE, for and in consideration of the promises hereto, the keeping and performance of the covenants and agreements hereinafter contained, and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, agree and amend the Lease as follows:


1. TENANT AREA. The square footage of the Tenant's Existing Demised Premises (7,702 Rentable Square Feet) on the 11th Floor (Suite 1100) is increased by 2,023 Rentable Square Feet of Floor Space ("Expansion Premises"), as shown on Exhibit "A" attached hereto, for a total of 9,725 Rentable Square Feet. The additional 2,023 Rentable Square Feet of Floor Space is hereby incorporated into the Premises, or Leased Premises wherever such terms are used in the Lease.


2. TERM. The term of this Agreement shall commence on the date (the "Commencement Date") which is the earlier of (a) the day preparation of the Premises is deemed substantially complete, or (b) the day Tenant first occupies the Premises for business, and shall terminate at 11:59 p.m. on the last day of August 31, 2003, (the "Expiration Date").


3. TERMS. The Expansion Premises shall be upon the same terms and conditions of the Lease, except (a) the leasehold improvements shall be provided in their then existing condition, on an "as is" basis in the broadest sense of the term at the time construction of the Expansion Premises commences, improved only as provided in P. 5 herein; (b) Tenant shall not be entitled to any rent abatement, moving allowance or other concessions of any kind or nature whatsoever; and (c) Tenant's base rent on the Expansion Premises shall be the rate scheduled in P. 4 herein, subject to the adjustments specified in the Lease including, direct operating expense pass throughs as set forth in P. 2.02 of the Lease for any annual increases in operating expenses and taxes over a base amount equal to Landlord's actual Direct Operating Expenses for 1992, all accrued C.P.I. increases and those future increases as set forth in the Lease; and (d) Tenant's prorata share of excess operating expenses as set forth in P. 2.02 of the Lease, is increased to 4.378%, representing Tenant's percentage of the total rentable area of the building, including the Expansion Premises.


4. RENT. In addition to the rent set forth in Exhibit "D" of the Lease and any and all other escalations and charges for Additional Rent as set forth in the Lease, Tenant shall pay base rent on the Expansion Premises as follows:

===========================================================================================================================
                                                  PSF/                      Mo.           Annual          Rental
           Term                     RSF          Annum        Mos          Rntl            Rntl          over Term
===========================================================================================================================
May 15, 1994 - Jan 31, 1998         2,023        $16.75       44.5       $2,823.77      $33,885.24      $125,657.77
---------------------------------------------------------------------------------------------------------------------------
Feb 1, 1998 - Aug 31, 2003          2,023        $17.50       67.0        2,950.21       35,402.52      $197,664.07
---------------------------------------------------------------------------------------------------------------------------
                                                    TOTAL SCHEDULED RENTAL FOR EXPANSION PREMISES:      $323,321.84
===========================================================================================================================

5. IMPROVEMENTS. Landlord shall provide an allowance of $27,067.74 for space planning and Tenant's Improvements to the Expansion Premises in accordance with the terms of the Exhibit "B" of the Lease and the plans (Exhibit "A") prepared by Hendrick Associates, Inc. dated August 2, 1993, last revised March 23, 1994 (TP-1). All costs, regardless of their cause or nature, in excess of this allowance shall be deemed Tenant's "Extra Work" and such shall be paid by Tenant to Landlord as additional rent as provided in the Lease under the terms of the Lease and Exhibit "B".


6. CAPTIONS. All capitalized terms contained in this Amendment shall bear the same meanings as ascribed to them in the Lease.


7. BINDING EFFECT. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, representatives and assigns, but always subject, in the case of Tenant, to the terms of the Lease. In the event of any inconsistency or conflict between the terms of this Amendment and of the Lease, the terms hereof shall control. Time is of the essence of all of the terms of this Amendment.


8. CONTINUED VALIDITY. Except as hereinabove provided, all other terms and conditions of the Lease shall remain unchanged and in full force and effect, and are hereby ratified and confirmed by Landlord and Tenant.


9. MODIFICATIONS. This Amendment may not be changed, modified, discharged or terminated orally in any manner other than by an agreement in writing signed by Landlord and Tenant or their respective heirs, representatives, successors and permitted assigns.


Date:__________________________________  Date:__________________________________

         IN WITNESS WHEREOF, Tenant and Landlord have executed this Agreement this 25th day of May, 1994.


LANDLORD                                      TENANT

LAKESIDE COMMONS PARTNERS,                    AMERICAN SCHOOLS OF PROFESSIONAL
a Georgia general partnership                 PSYCHOLOGY, INC.
                                              an Illinois corporation
By: Jamestown
    a Georgia general partnership
    as Managing General Partner               By: /s/ HAROLD J. O'DONNELL
                                                  ------------------------------

                                              Its:______________________________
By: /s/ WILLIAM D. NEWCOMB
   --------------------------------------
      William D. Newcomb, General Partner

Witness: /s/ NANCY M. MILES                   Witness:__________________________
        ---------------------------------

Date:____________________________________     Date:_____________________________

                   LETTER AGREEMENT AS TO TERM AND PREMISES

                                   EXPANSION


Lakeside Commons Partners ("Landlord") and American Schools of Professional Psychology, Inc. ("Tenant"), do each hereby agree and certify to the other that the Term of that certain First Amendment between Landlord and Tenant commenced July 1, 1994 and will expire on the 31st day of August, 2003, unless extended or sooner terminated as may be provided in the Lease. Tenant hereby acknowledges that it has accepted delivery of the Premises in "substantially complete" condition as defined in the Agreement, and that said Premises are in full compliance with all requirements of the Agreement, except for defects of which Tenant gives Landlord written notice with reasonable specificity within ten (10) business days from the commencement date referenced above.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this instrument this the 6th day of July, 1994.



LANDLORD                                      TENANT

LAKESIDE COMMONS PARTNERS,                    AMERICAN SCHOOLS OF PROFESSIONAL
a Georgia general partnership                 PSYCHOLOGY, INC.
                                              an Illinois corporation
By:  Jamestown
    a Georgia general partnership
    as Managing General Partner               By: /s/ HAROLD J. O'DONNELL
                                                 -------------------------------

                                              Its:     PRESIDENT
                                                  ------------------------------
By: /s/ WILLIAM D. NEWCOMB
   --------------------------------------
      William D. Newcomb, General Partner

Witness: /s/ NANCY M. MILES                   Witness: /s/ BETH J. DOREY
        ---------------------------------             --------------------------

Date:   7-6-94                                Date:_____________________________
      --------------

                               LAKESIDE COMMONS
                             ONE LAKESIDE COMMONS
                               990 HAMMOND DRIVE
                                   SUITE 320
                               ATLANTA, GA 30328

                              PHONE: 404/395-3601
                               FAX: 404/395-3964

--------------------------------------------------------------------------------

TO:                 Dr. Joseph Bascuas

TELEFAX:            671-0476                          NUMBER OF PAGES:

cc:                 J. Richard Speer

FROM:               Nancy M. Miles

SUBJECT:            Amendment to Lease; Expansion

DATE:               May 2, 1994

--------------------------------------------------------------------------------

Pursuant to our telephone conversation today, I am transmitting a revised second page of the above-referenced document which shows the corrected total scheduled rental for the period May 15, 1994 through January 31, 1998. When we amended the improvement allowance and number of months In the term, we failed to correct the total. It is now correct at $125,657.77, not the $122,834.00 originally stated.

Please forward the corrected page to Dr. O'Donnell and ask that he initial as an indication of his acceptance of the change and fax back to me at (404) 395-3964. Upon receipt, I will insert corrected pages in the amendments, have signed on behalf of Lakeside Commons, and distribute fully- executed originals to the appropriate parties.

Once again, thanks for your assistance.



:nmm
Attachments
equal to Landlord's actual Direct Operating Expenses for 1992, all accrued C.P.I. increases and those future increases as set forth in the Lease; and (d) Tenant's prorata share of excess operating expenses as set forth in P. 2.02 of the Lease, is increased to 4.378%, representing Tenant's percentage of the total rentable area of the building, including the Expansion Premises.


4. RENT. In addition to the rent set forth in Exhibit "D" of the Lease and any and all other escalations and charges for Additional Rent as set forth in the Lease, Tenant shall pay base rent on the Expansion Premises as follows:

                                                                      [INITIALS]

===========================================================================================================================
                                                  PSF/                      Mo.           Annual          Rental
           Term                     RSF          Annum        Mos          Rntl            Rntl          over Term
===========================================================================================================================
May 15, 1994 - Jan 31, 1998         2,023        $16.75       44.5       $2,823.77      $33,885.24      $125,657.77
---------------------------------------------------------------------------------------------------------------------------
Feb 1, 1998 - Aug 31, 2003          2,023        $17.50       67.0        2,950.21       35,402.52      $197,664.07
---------------------------------------------------------------------------------------------------------------------------
                                                    TOTAL SCHEDULED RENTAL FOR EXPANSION PREMISES:      $323,321.84
===========================================================================================================================

5. IMPROVEMENTS. Landlord shall provide an allowance of $27,067.74 for space planning and Tenant's Improvements to the Expansion Premises in accordance with the terms of the Exhibit "B" of the Lease and the plans (Exhibit "A") prepared by Hendrick Associates, Inc. dated August 2, 1993, last revised March 23, 1994 (TP-1). All costs, regardless of their cause or nature, in excess of this allowance shall be deemed Tenant's "Extra Work" and such shall be paid by Tenant to Landlord as additional rent as provided in the Lease under the terms of the Lease and Exhibit "B".


6. CAPTIONS. All capitalized terms contained in this Amendment shall bear the same meanings as ascribed to them in the Lease.


7. BINDING EFFECT. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, representatives and assigns, but always subject, in the case of Tenant, to the terms of the Lease. In the event of any inconsistency or conflict between the terms of this Amendment and of the Lease, the terms hereof shall control. Time is of the essence of all of the terms of this Amendment.


8. CONTINUED VALIDITY. Except as hereinabove provided, all other terms and conditions of the Lease shall remain unchanged and in full force and effect, and are hereby ratified and confirmed by Landlord and Tenant.

                                                                        LAKESIDE
                                                                         COMMONS

--------------------------------------------------------------------------------


Dr. Joseph Bascuas                                        Via Telefax:  671-0476




                             ONE LAKESIDE COMMONS

                          REVISED EXPANSION PROPOSAL

                                      FOR

               AMERICAN SCHOOLS OF PROFESSIONAL PSYCHOLOGY, INC.

                                AUGUST 27, 1993



On behalf of Lakeside Commons Partners, I am pleased to submit the following expansion proposal for your consideration for office space, at Lakeside Commons:


NAME & LOCATION     One Lakeside Commons; located north of I-285 at the
THE BUILDING:       intersection of GA 400 and Hammond Drive.


BUILDING SIZE:      Phase I:  222,118 Rentable Square Feet, Eleven (11) Floors.

PROPOSED LEASE
TERM:               October 1, 1993 - August 31, 2003

TERM                The proposed lease term shall begin on October 1, 1993 or
COMMENCEMENT        within thirty (30) days from the date of a fully executed
DATE:               expansion agreement and mutually approved construction
                    drawings.

PROPOSED LOCATION:  Eleventh (11th) Floor

PROPOSED TENANT     Approximately 1,054 Rentable Square Feet.
AREA:               Approximately 917 Usable Square Feet


FLOOR EFFICIENCY:   The efficiency factor of the floor is 14.9 percent measured to BOMA standards.


BUILDING FACE       A full-service face rental rate of $21.50 per rentable
RENTAL RATE:        square foot/annum.

PROPOSED BASE
RENTAL SCHEDULE:    Expansion rental as provided in Exhibit "G", P. 4, of the
                    Lease:

                    ============================================================
                    . . . base rental rate of $16.75/RSF plus all accrued increases (whether a result of CPI increases or D.O.E. pass through); such base rental increasing throughout the remaining unexpired term as set forth in the Lease, . . .
                    ============================================================

IMPROVEMENTS:       Landlord will demo any existing improvements and construct
                    Tenant's improvements in substantial accordance per the plan prepared by Hendrick Associates, dated 8/2/93 (TP-1), not including auxiliary HVAC, which, if provided, shall be engineered and installed at Tenant's sole cost and expense.


ESCALATION:         In concert with Tenant' s existing Lease, Tenant's base
                    rental rate will be escalated annually by an amount equal to 50% of the Consumer Price Index (CPI) and a pass through of annual increases in operating expenses and taxes over the base amount set forth in the Primary Lease.


HVAC: HVAC operating hours are from 7:00 a.m. to 6:00 p.m. Monday through Friday, and from 7:00 a.m. to 1:00 p.m. on Saturdays (except holidays). Tenant's auxiliary HVAC, if provided, shall be metered separately and usage will be billed to Tenant as Additional Rent.


BUILDING SERVICES:  Landlord will provide electrical service as required for
                    "normal and customary" use as defined in the lease up to in average electrical connected load of no more than 5 watts/SF. Any usage over this amount shall be billed to Tenant as additional rent.

ACCESS: Tenant's have acres to the building twenty-four (24) hours a day, seven (7) days at week, subject only to security restrictions.


LIFE & SAFETY       Lakeside Commons has been equipped with state-of-the-art
SYSTEMS:            life support safety support systems. An emergency control
                    center, located on the Terrace Level, includes fire alarm panels, strategic building equipment controls, elevator controls and a central Fire Department Communications
                    Center. In addition to the building's sprinkler system, smoke detection, smoke evaluation and pressurized stairwells provide an extra element of early notification and allow time to exit the premises in the event of emergency.


PARKING: Parking is provided in an adjacent four-level parking garage providing COVERED access to the building at no charge to Tenants. The First Phase parking garage contains approximately 800 parking spaces.


HEALTH CLUB:        Landlord has provided at no cost and for the common use by all Tenant's employees a health facility within the building containing men's and women's locker rooms, showers and saunas, a fully equipped exercise room containing
                    Stairmaster, treadmill, Universal weight machines, free weights, two (2) "Life Cycle" stationery bikes and exercise mats. Access to this facility is by card access during the building operation hours.


MAIL & PARCEL       A separate mail room for use by the Tenant's is located on
SERVICE:            the Terrace Level (First Floor) of the building convenient to passenger and/or freight elevators. Any large deliveries or quick messenger services can enter through the service areas to the freight elevator.


FINISHED CEILING    Each floor contains a floor to finished ceiling height of
HEIGHT:             9'0" and contains exterior windows of 8'6". All door frames and doors are full height throughout Tenants space.


JANITORIAL          Five (5) days per week.
SERVICE:

SECURITY:           Lakeside Commons has been designed with a "card key"
                    controlled access security system. The system allows access to only those who have been issued a card and will log the date and time each person enters the building. Additionally, Tenants are able to lock their individual suites.


ELEVATOR SERVICES:  Vertical transportation is comprised of four (4) elevators servicing the Terrace Level through the Tenth Floor, traveling at a speed of 450 feet per minute, each with a loading capacity of 3,500 pounds. Each elevator cab contains polished stainless steel closures inside and out (on every floor), and is finished in horizontal bands of Honduras mahogany with stainless steel reveals, stainless steel handrails and marble borders with carpet inserted floors.


FREIGHT CAPACITY:   In addition to four (4) passenger elevators, the building
                    contains a separate freight elevator servicing each floor
                    from the designated loading area. This elevator will travel
                    350 feet per minute, with a loading capacity of 4,500
                                         --------------------------------
                    pounds, and has a platform size of 5'4" width by _______
                    ------
                    depth and a ceiling height of 10 feet.


AMENITIES:          .    Large 2-acre lake with outdoor plaza and water feature.
                    .    Two-story atrium lobby.
                    .    Remodeled full service cafe with catering capabilities,
                         located on the Terrace Level of the building
                         overlooking: the lake.
                    .    Health facility (free of charge to tenants and their
                         employees).
                    .    On-site ownership and management.
                    .    Secluded loading dock capable of serving two (2) full-
                         size tractor trailers.
                    .    Excellent access to I-295, GA 400 and all major surface
                         roads.
                    .    MARTA (mass transit) bus service at the entrance to the
                         project.
                    .    Shared tenant telecommunications.
                         Close proximity to Perimeter Mall, Park
                         Place Shopping Center, Marriott Hotel,
                         Holiday Inn Crowns Plaza, Doubletree
                         Hotel, as well as numerous other hotels
                         and restaurants.
                    .    Four-level covered parking garage providing covered
                         access into the building.
                    .    On-site travel agent.
                    .    Shared conference/training facility.

DISCLOSURE:         Richard Bowers & Company, Inc. is acting as broker for the
                    American Schools of Professional Psychology, Inc. in this transaction and is to be compensated by Landlord as contained under separate agreement.


                    Jamestown Realty Company, L.P. is acting as the broker in this transaction representing Lakeside Commons Partners as, Landlord and is to be compensated by Landlord as contained under separate agreement.


Other than as set forth herein, the proposed expansion will be subject to all other terms and conditions of the Primary Lease.

The proposal represents a conditional offer to expand Tenant's Premises and is open for acceptance for fifteen (15) days only, subject to space availability, review of Tenant's financials, final approval by Jamestown Management, Inc., Lakeside Commons Partners and/or assigns and the mutual execution of a lease amendment reflective of the terms contained herein.

Thank you for giving Lakeside Commons the opportunity to meet your expansion needs. We look forward to our continuing dialogue and a positive outcome in this regard.

                              Sincerely yours,


                              /s/ J. Richard Speer
                              J. Richard Speer, Managing Partner
                              Jamestown Realty Company, L.P.
                              as Agent for Lakeside Commons Partners, L.P.

JRS:nmm